                                                                   Exhibit 10.55


                                                                WINSTON & STRAWN


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                  INVENTORY PROCESSING AND SERVICING AGREEMENT


                                      AMONG


                            LTV STEEL PRODUCTS, LLC,


                             LTV STEEL COMPANY, INC.
                            AS PROCESSOR AND SERVICER


                                       AND


                            THE CHASE MANHATTAN BANK,
                               AS COLLATERAL AGENT



                          DATED AS OF FEBRUARY 26, 1998





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

                                TABLE OF CONTENTS


ARTICLE I.

         DEFINITIONS..............................................................................................1
         Section 1.1.      Definitions............................................................................1

ARTICLE II.

         INVENTORY PROCESSING.....................................................................................1
         Section 2.1.      Inventory Processing Services to Be Performed by the Servicer..........................1
         Section 2.2.      Processing Purchased Inventory.........................................................2

ARTICLE III.

         ACCOUNTS,  COLLECTIONS, PURCHASES OF INVENTORY AND OTHER OB .............................................2
         Section 3.1.      Establishment of Servicer Accounts.....................................................2
         Section 3.2.      Collection Procedures..................................................................3
         Section 3.3.      Inventory Purchase Account.............................................................5

ARTICLE IV

         INVENTORY STORAGE, SAFEKEEPING, MARKETING,SALES AND RELATED ACTIVITIES...................................5
         Section 4.1.      Storage and Safekeeping................................................................5
         Section 4.2.      Marketing and Sales Support............................................................6
         Section 4.3.      Maintenance of Records.................................................................6
         Section 4.4.      Sales and Valuation Reports............................................................6
         Section 4.5.      Appointment of Sub-Servicers...........................................................7

ARTICLE V

         SERVICER AS AGENT........................................................................................7
         Section 5.1.      Appointment of the Servicer; Servicing.................................................7

ARTICLE VI.

         COMPENSATION.............................................................................................9
         Section 6.1.      Compensation...........................................................................9
         Section 6.2.      Payment of Amounts Due to the Servicer.................................................9
         Section 6.3.      Survival...............................................................................9

ARTICLE VII.

         REPRESENTATIONS, WARRANTIES AND COVENANTS................................................................9
         Section 7.1.      Representations and Warranties of the Servicer.........................................9
         Section 7.2.      Covenants of the Servicer.............................................................11

                                      -ii-

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
         Section 7.3.      Representations and Warranties of LTV Steel Products..................................15
         Section 7.4.      Covenants of LTV Steel Products.......................................................16

ARTICLE VIII.

         THE SERVICER............................................................................................17
         Section 8.1.      Merger or Consolidation of the Servicer; Resignation..................................17
         Section 8.2.      Annual Statement as to Compliance.....................................................17

ARTICLE IX.

         SERVICER TERMINATION EVENTS; SERVICING TERMINATION......................................................18
         Section 9.1.      Servicer Termination Events...........................................................18
         Section 9.2.      Remedies..............................................................................18
         Section 9.3.      Collateral Agent to Act; Appointment of Successor.....................................19
         Section 9.4.      Servicer Transfer to Successor Servicer, etc..........................................20

ARTICLE X.

         LIABILITIES; INDEMNIFICATION............................................................................21
         Section 10.1.     Liabilities; Indemnification of LTV Steel Products....................................21
         Section 10.2.     Indemnification of the Servicer.......................................................21

ARTICLE XI.

         MISCELLANEOUS...........................................................................................21
         Section 11.1.     Notices, etc..........................................................................21
         SECTION 11.2. CHOICE OF LAW AND VENUE...................................................................22
         Section 11.3.     Effectiveness of the Agreement........................................................22
         Section 11.4.     Successors and Assigns................................................................22
         Section 11.5.     Headings..............................................................................23
         Section 11.6.     Interpretation of Agreement...........................................................23
         Section 11.7.     Severability of Provisions............................................................23
         Section 11.8.     Merger of Prior Agreements............................................................23
         Section 11.9.     Good Faith and Reasonableness.........................................................23
         Section 11.10. Counterparts.............................................................................23
         Section 11.11. Amendment................................................................................23
         Section 11.12. No Insolvency Proceeding Against LTV Steel Products......................................24
         Section 11.13. Exercise of Rights.......................................................................24
         Section 11.14. No Recourse..............................................................................24
         Section 11.15. Payment on Non-Business Days.............................................................24


SCHEDULES

Schedule I               Processing Services

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                  INVENTORY PROCESSING AND SERVICING AGREEMENT

         THIS INVENTORY PROCESSING AND SERVICING AGREEMENT (as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof, this "Agreement"), dated as of February 26, 1998, is entered into by and among LTV STEEL PRODUCTS, LLC, a Delaware limited liability company (together with its successors and assigns, "LTV Steel Products"), LTV STEEL COMPANY, INC., a New Jersey corporation, in its capacity as agent for LTV Steel Products (together with its successors and assigns in such capacity, the "Servicer"), and THE CHASE MANHATTAN BANK, in its capacity as Collateral Agent (together with its successors and assigns in such capacity, the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, LTV Steel Products has acquired and will continue to acquire certain raw materials and other inventory;

         WHEREAS, LTV Steel Products intends to process such raw material and other inventory into goods for sale and to sell such goods;

         WHEREAS, LTV Steel Products has requested and the Servicer has agreed
(i) to provide it with processing services with respect to raw materials and other inventory owned by LTV Steel Products, (ii) to provide it with storage, safekeeping and related services with respect to such raw materials and other inventory, and (iii) to provide certain marketing, collection, sales and servicing responsibilities in respect of the operations of LTV Steel Products;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to such terms in Annex X attached hereto, which is incorporated by reference herein.

                                   ARTICLE II.
                              INVENTORY PROCESSING

         Section 2.1. INVENTORY PROCESSING SERVICES TO BE PERFORMED BY THE SERVICER. (a) The Servicer shall provide inventory processing services to LTV Steel Products subject to and in accordance with the terms of this Agreement, provided, however, that notwithstanding the foregoing, the parties hereto acknowledge and agree that (x) title to the Purchased Inventory subject to this Agreement shall be retained by LTV Steel Products and (y) the Servicer shall hold, as bailee and consignee, the Collateral in its possession or maintained by it solely for the benefit of LTV Steel Products and its permitted assigns pursuant to this Agreement and the Trust Agreement. The Servicer agrees to perform and observe the duties, responsibilities and obligations which are to be performed and observed by the Servicer pursuant to this Agreement, as amended or supplemented. Without in any way limiting the foregoing, the Servicer agrees to use all reasonable effort to process the raw materials and other inventory of LTV Steel Products so as to advance the business interests of LTV Steel Products by creating materials and goods for sale.

         Section 2.2.  PROCESSING PURCHASED INVENTORY.

                  (a) The Servicer agrees to perform on behalf of LTV Steel Products the processing services as described on Schedule I to this Agreement, as such Schedule may be amended or supplemented from time to time. In performing such processing, the Servicer shall utilize the expertise, procedures and care as it would in processing similar materials for its own account. LTV Steel Products and the Servicer understand and agree that the accomplishment of the processing tasks require the use of judgment and discretion.

                  (b) LTV Steel Products and the Servicer agree and understand that certain of the raw materials and other inventory subject to this agreement is consumed or otherwise used merely to facilitate the processing of other inventory into products for sale. LTV Steel Products hereby authorizes the Servicer to utilize such inventory in a commercially reasonable manner to produce the products for sale within the intention of this Agreement.


                                  ARTICLE III.
                        ACCOUNTS, COLLECTIONS, PURCHASES
                       OF INVENTORY AND OTHER OBLIGATIONS

         Section 3.1. ESTABLISHMENT OF SERVICER ACCOUNTS. (a) Contemporaneously with the execution and delivery of this Agreement and for the purposes of this Agreement and the Trust Agreement, the Servicer shall establish special purpose noninterest bearing accounts in the name of the Collateral Agent for the benefit of the Secured Parties (the "Cash Received Account" and the "Inventory Purchase Account") (collectively, the "Servicer Accounts"). The Servicer Accounts shall be within the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. To the extent permitted by law, the Servicer shall give LTV Steel Products and the Collateral Agent immediate notice if at any time the Servicer Accounts shall be subject to any writ, judgment, warrant, consent, execution or similar process. All funds from time to time held in the Servicer Accounts shall be held in trust for payment and application in accordance with the terms of this Agreement and the Trust Agreement (the Trust Agreement provisions to control in the event of any inconsistencies with this Agreement).

                  (b) Each of the Servicer and LTV Steel Products acknowledges and agrees that LTV Steel Products has granted in favor of the Collateral Agent for the benefit of the Secured Parties, Liens on LTV Steel Products's properties and assets to the extent described in the Trust Agreement, including without limitation, all right, title and interest of LTV Steel Products, if any, in and to the Servicer Accounts and the funds on deposit in the Servicer Accounts. The Servicer hereby acknowledges the appointment of the Servicer as agent for the Collateral Agent for purposes of holding the Cash Received Account and funds deposited therein for the benefit of the Secured Parties under the terms and conditions of the Trust Agreement, and hereby accepts such appointment and agrees to hold the Cash Received Account funds at any time and from time to time on deposit in the Cash Received Account, and all Transaction Documents from time to time in the possession of the Servicer, as agent for the Collateral Agent for the benefit of the Secured Parties (without any obligation on the part of the Servicer to hold or dispose of the Servicer Accounts or funds deposited therein in any manner except as provided herein and the Trust Agreement).

                  (c) The Servicer hereby agrees that it will and hereby does waive any right to exercise any right of setoff, counterclaim or any other right in respect of any Lien, statutory or otherwise, in respect of the Servicer Accounts or the funds deposited therein or the other Collateral, against any indebtedness owed to it in its capacity as Servicer or otherwise, whether now or hereafter arising, by the Collateral Agent, any other Secured Party or LTV Steel Products, and the Servicer hereby waives all such rights which the Servicer may have to proceed against the Servicer Accounts, or the funds deposited therein.

                  (d) LTV Steel Products shall have no right to effect withdrawals from the Cash Received Account and shall have only the rights to receive funds out of the Inventory Purchase Account as provided in SECTION 3.3 of this Agreement. The Servicer agrees (and each of the Collateral Agent and LTV Steel Products hereby irrevocably authorizes and instructs the Servicer subject to Article IX hereof), upon receipt of notice that the Amortization Date with respect to any Note has occurred, to take the following actions upon receipt of a notice to such effect from the Collateral Agent: (i) to cease honoring all instructions for transfers of funds hereunder or demands or other requests and instructions as permitted hereunder by or on behalf of LTV Steel Products, and (ii) to transfer immediately all funds on deposit at such time in the Servicer Accounts to the Collateral Agent for application by the Collateral Agent in accordance with the Trust Agreement.

                  (e) The Servicer hereby agrees that it will perform and observe all of its obligations and agreements contained in this Agreement and the other Transaction Documents notwithstanding any breach by LTV Steel Products of its obligations to the Servicer under the Transaction Documents or any claim made by LTV Steel Products against the Servicer.

         Section 3.2. COLLECTION PROCEDURES. The Servicer shall deposit all Collections received in connection with the sale or other disposition of Purchased Inventory, including any sale of Receivables arising therefrom, on the date of receipt thereof by the Servicer into the Cash Received Account.

         The funds deposited into the Cash Received Account shall be applied by the Servicer as follows:

                  (a) If there shall be in existence a Trust Agreement Event of Default, all funds in the Cash Received Account shall be remitted by the Servicer on a daily basis to the Collateral Agent or otherwise paid as the Collateral Agent may in writing direct;

                  (b) Subject to the provisions of SECTION 3.2(a) above, if LTV Steel or an Affiliate of LTV Steel is not then the Servicer, to the payment of all amounts then due and owing to the Servicer;

                  (c) Subject to the provisions of SECTION 3.2(e) below, on each date on which there shall be in existence a Liquidity Shortfall Amount, the Servicer shall, upon receipt of a Liquidity Shortfall Notice, transfer all amounts on deposit in the Cash Received Account to the Collateral Agent for deposit in the Liquidity Account until the Collateral Agent has notified the Servicer that there shall no longer be in existence a Liquidity Shortfall Amount;

                  (d) If the Amortization Date with respect to any Note shall have occurred, on each of the first fifteen Business Days following such Amortization Date, the Servicer shall remit to the Collateral Agent an amount equal to 1/15th of the Amortization Amount as last indicated by the Collateral Agent to the Servicer as required by
         SECTION 8.02(b) of the Trust Agreement. If on any such Business Day there shall not be sufficient funds in the Cash Received Account to make such transfer to the Collateral Agent, the Servicer shall on each subsequent Business Day transfer the entire balance in the Cash Received Account to the Collateral Agent until such time as the aggregate amount so transferred equals the amount required to have been transferred under the operation of the first sentence of this subparagraph (d).

                  (e) Notwithstanding any other provisions of this Agreement or any other Transaction Document, if the Servicer receives a Debt Service Shortfall Notice from the Collateral Agent, the Servicer shall transfer all amounts in the Cash Received Account to the Collateral Agent on each Business Day for deposit in the Note Account until such time as the Collateral Agent has notified the Servicer that no Debt Service Shortfall Amount exists.


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

                  (f) On each Business Day, after making the transfers required above, the Servicer shall transfer the balance of funds in the Cash Received Account to the Inventory Purchase Account.


         Section 3.3.  INVENTORY PURCHASE ACCOUNT.

                  The Servicer shall deposit into the Inventory Purchase Account all amounts required to be transferred therein under SECTION 3.2 of this Agreement. On each Business Day, prior to the occurrence of an Amortization Date with respect to any Note, the Servicer, on behalf of LTV Steel Products, may withdraw from the Inventory Purchase Account any or all of the funds remaining in the Inventory Purchase Account by submitting a request to such effect (which may be in the form of a standing instruction) to the Collateral Agent, for application to the purchase of additional Purchased Inventory, payment of the Servicing Fee or such other purposes as LTV Steel Products may direct. On each Business Day following the occurrence of the Amortization Date with respect to any Note, the Servicer shall remit to the Collateral Agent such amount, if any, as may be necessary to cause the Collateral Agent to receive the amount required to be transferred under Section 3.2(d) of this Agreement. If, following the occurrence of the Amortization Date with respect to any Note, the applicable Amortization Amount has been paid in full and there are other Outstanding Notes as to which the Amortization Date has not occurred, the Servicer, on behalf of LTV Steel Products, may continue to withdraw funds from the Inventory Purchase Account in accordance with the second sentence of this Section
         3.3 as if such Amortization Date had not occurred, until the Amortization Date with respect to any or all of such other Outstanding Notes shall have occurred. Upon the occurrence of a Trust Agreement Event of Default, the Servicer shall remit to the Collateral Agent the remaining balance in the Inventory Purchase Account.

                                   ARTICLE IV
                   INVENTORY STORAGE, SAFEKEEPING, MARKETING,
                          SALES AND RELATED ACTIVITIES


         Section 4.1. STORAGE AND SAFEKEEPING. (a) The Servicer agrees to provide or arrange for facilities for the storage and safekeeping of the Purchased Inventory. All sites at which Purchased Inventory shall be held or processed shall meet industry standards for the function or purpose of their use with respect to property subject to this Agreement. The Servicer shall arrange for the transportation of all items of Purchased Inventory as may be necessary to accomplish the purposes of this Agreement.

                  (b) To the extent that Purchased Inventory shall be moved from the possession of the Servicer to Leased Premises, a Third-Party Warehouseman, Outside Processor or other facility not in the possession of the Servicer or an Affiliate of the Servicer, the

         Servicer agrees to take the actions required to be taken by Sellers under SECTION 5.9 of the Contribution and Sale Agreement to the extent necessary to preserve the rights of LTV Steel Products and the Collateral Agent in the Collateral.

         Section 4.2. MARKETING AND SALES SUPPORT. The Servicer agrees to market the Purchased Inventory for sale to customers (including without limitation to Affiliates of LTV) of LTV Steel and its Affiliates in the same manner as it would do so with respect to such goods for its own account. Subject to the Servicer's obligations to comply with its contracts for the sale of Purchased Inventory, in providing such services the Servicer shall use its reasonable best efforts to maximize the return to LTV Steel Products with respect to the Purchased Inventory.

         Section 4.3. MAINTENANCE OF RECORDS. (a) As part of the Books and Records, the Servicer shall maintain, implement and keep accounting, management and administrative information, systems, procedures and records which are adequate to generate accurate, complete and reliable statistical information regarding the Purchased Inventory and other Collateral. These records and systems shall include an ability to recreate records in the event of their destruction.

         (b) In relation to the Purchased Inventory, the Servicer shall also:

                           (i) maintain accurate and complete records of the
                  particulars of the places where such Purchased Inventory is stored;

                           (ii) arrange for the safe-keeping of all documents of
                  title, receipts and insurance policies relating to such Purchased Inventory which are not delivered to the Collateral Agent;

                           (iii) maintain accurate and complete records of the
                  type, nature, quantity, quality and other specifications of such Purchased Inventory in order that the Purchased Inventory can be accurately described and identified;

                           (iv) maintain accurate and complete records of all
                  hedge contracts entered into in respect of the Purchased Inventory; and

                           (v) maintain accurate and complete records of the
                  expenses incurred by or on behalf of LTV Steel Products in respect of the Purchased Inventory.

         Section 4.4. SALES AND VALUATION REPORTS.

         On each Sales and Valuation Date the Servicer shall submit to LTV Steel Products and the Collateral Agent a Sales and Valuation Report substantially in the form of Exhibit F to the Trust Agreement which shall include the information prescribed by the appropriate form of such Report. Each Sales and Valuation Report shall also identify the Purchased Inventory which constitutes Eligible Inventory and indicate the Collateral Value of such Eligible Inventory and shall provide certain information regarding the aggregate outstanding principal amount of Subordinated Notes, the Equity Interest in the Purchaser and the Servicing Fee. The Servicer shall also prepare and deliver Sales and Valuation Reports as the Collateral Agent may direct after the occurrence of a Trust Agreement Event of Default.


         Section 4.5. APPOINTMENT OF SUB-SERVICERS. (a) The Servicer may appoint any Affiliate of LTV as a sub-Servicer for purposes of carrying out its obligations under this Agreement. Further, the Servicer may engage third parties to process and administer the Purchased Inventory. In such event, each sub-Servicer or third party shall be an agent of the Servicer and no such appointment shall relieve the Servicer of its primary obligation to provide or arrange for the provision of services under this Agreement, and LTV Steel Products and the Collateral Agent shall not be required to deal with any sub-Servicers with respect to the obligations and duties of the Servicer.

                  (b) The Servicer shall provide notice to LTV Steel Products, the Collateral Agent and the Placement Agent with respect to any such sub-Servicing arrangement.

                                    ARTICLE V
                                SERVICER AS AGENT

         Section 5.1. APPOINTMENT OF THE SERVICER; SERVICING. (a) LTV Steel Products hereby appoints the Servicer as its agent to perform the various services as provided in this Agreement. In connection with and in consideration of the Servicing Fee and the other fees provided in this Agreement, the Servicer agrees to act as processor and servicer under this Agreement and agrees to perform and carry out the duties, responsibilities and obligations which are to be performed and carried out by the Servicer pursuant to this Agreement. In contemplation of the foregoing, LTV Steel Products hereby appoints the Servicer its attorney-in-fact with full power of substitution for the purpose of taking such action and executing such agreements, instruments and other documents in the name of LTV Steel Products, to the extent, and solely to the extent, necessary to accomplish the purposes hereof. The relationship between the Servicer and LTV Steel Products is that of agent and principal only and nothing herein shall be construed to impose on the Servicer any obligations other than those for which express provision is made herein.

                  (b) The Collateral Agent hereby appoints the Servicer as its agent to service the Purchased Inventory and to maintain the Servicer Accounts in accordance with this Agreement. LTV Steel Products agrees that at any time following the termination of the release under the Trust Agreement of the Collateral Agent's Lien on the Receivables, and so long as such Lien has not been subsequently released, the Collateral Agent shall have the right to notify the purchasers of Purchased Inventory giving rise to such Receivables of the assignment of the Collateral to the Collateral Agent and to direct such purchasers to make payment of all amounts due or to become due to LTV Steel Products directly to the Servicer on behalf of the Collateral Agent and, upon such notification and at the expense of LTV Steel Products, to enforce collection of any such Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as LTV Steel Products might have done. In contemplation of the foregoing, the Collateral Agent hereby appoints the Servicer its attorney-in-fact (which appointment is revocable at the discretion of the Collateral Agent) with full power of substitution for the purpose of taking such action and executing such agreements, instruments and other documents (including the endorsement of checks or other instruments or orders in connection therewith) in the name of LTV Steel Products, to the extent and solely to the extent, necessary to accomplish the purposes hereof and the Trust Agreement. The relationship between the Servicer and the Collateral Agent is that of agent and principal only and nothing herein shall be construed to impose on the Servicer any obligations other than those for which express provision is made herein.

                  (c) The Servicer agrees to act as agent and bailee of the Collateral Agent for the purposes of perfecting the Collateral Agent's security interest in that portion of the Collateral held by the Servicer which can be perfected by a secured party, or its agent and bailee.

                  (d) The Servicer shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with the advertising, solicitation, processing and servicing of the Purchased Inventory, so long as such things are consistent with the terms and conditions of this Agreement and its appointment as special agent of LTV Steel Products or the Collateral Agent, as the case may be, under this Agreement. Notwithstanding any other provision in this Agreement, upon and after receipt by the Servicer of notice that the Amortization Date with respect to any Note has occurred and until all interest and principal amounts payable on all Notes as to which the Amortization Date has occurred have been paid in full and any other amounts payable in connection with such Amortization Date have been paid, the Servicer shall act solely at the instruction of the Collateral Agent in accordance with the terms hereof. The Servicer shall have no liability to LTV Steel Products, the Collateral Agent or any other Person for any action taken or omitted to be taken by it in accordance with this Agreement, in accordance with a written instruction from the Person entitled to give such instruction pursuant to the terms of this Agreement, or in accordance with policies and resolutions adopted by the Servicer's Board of Directors, other than an act or omission to act which constitutes gross negligence or willful misconduct on the part of the Servicer. Without limiting the generality of the foregoing and subject to the occurrence of any Servicer Termination Event, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of LTV Steel Products or the Collateral Agent, as the case may be, any and all instruments, documents and other writings (including the endorsement of checks or other instruments or orders in connection therewith) necessary or desirable to fulfill its duties and responsibilities hereunder with respect to the Collateral. LTV Steel Products and the Collateral Agent shall furnish the Servicer with any powers of attorney, revocable at the discretion of the Collateral Agent, and other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

                  (e) The Servicer shall not be liable for any action taken or omitted to be taken by it as Servicer under or in connection with or related to this Agreement, except for its own gross negligence or willful misconduct and for breaches of the express terms and conditions of this Agreement.

                                   ARTICLE VI.
                                  COMPENSATION

         Section 6.1. COMPENSATION. For each Calendar Month the Servicer shall be entitled to such fees, commissions and other amounts (the "Servicing Fee") as set forth in the Price and Fees Agreement for performing its services as servicer hereunder and for processing Purchased Inventory under this Agreement, which Servicing Fee shall be payable by LTV Steel Products.

         Section 6.2. PAYMENT OF AMOUNTS DUE TO THE SERVICER. The sole source of funds to pay the amounts due to the Servicer hereunder and under the Price and Fees Agreement shall be such funds as are related to LTV Steel Products under the provisions of SECTIONS 3.2 and 3.3 of this Agreement.

         Section 6.3. SURVIVAL. The obligation of LTV Steel Products to pay to the Servicer all accrued and unpaid amounts in respect of this Article VI shall survive the occurrence of a Servicer Termination Event or any other removal or resignation of the Servicer pursuant to any other provision of this Agreement.

                                  ARTICLE VII.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS


         Section 7.1. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer hereby represents and warrants to LTV Steel Products and the Collateral Agent as follows:

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly qualified to do business in the State of New Jersey, with full corporate power and authority to own its properties and assets and to conduct its business as currently conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                  (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance of this Agreement by the Servicer have been duly authorized by all requisite corporate action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the Organizational Documents of the Servicer, or of any law, rule or regulation, foreign or domestic, applicable to the Servicer where such conflict, breach or default would be reasonably expected to have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.


                  (c) NO CONSENT. No consent, approval, authorization, order, registration, filing, qualification, license or permit from, of or with any Person, including without limitation, any court or governmental agency or body of any governmental jurisdiction, any state or any political subdivision of either having jurisdiction over the Servicer or any of its properties or assets is required to be obtained by or with respect to the Servicer in connection with the execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby, other than such as have been obtained or with respect to which the failure to so obtain are not reasonably foreseeable to have a Material Adverse Collateral Effect.

                  (d) BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms except as enforceability may be limited by applicable bankruptcy, reorganization, receivership, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (e) NO PROCEEDING. As at the date of this Agreement, there are no actions, proceedings or investigations pending or to the knowledge of the Servicer, threatened, against the Servicer before any court, administrative agency or other tribunal:

                        (i) in which there is a reasonable possibility of an
                  adverse decision which could materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document;

                       (ii) in which there is a reasonable possibility of an
                  adverse decision which could question the consummation by the Servicer of any of the transactions contemplated by this Agreement or any other Transaction Document; or

                      (iii) in which there is a reasonable possibility of an
                  adverse decision which could materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement or any other Transaction Document.

                  (f) NO FINANCING STATEMENT. There is no effective financing statement (or similar statement, mortgage or instrument of registration under the law of any jurisdiction) now on file or registered in any public office filed or purporting to be filed by the Servicer covering an interest of any kind in the Collateral or the Transaction Documents or intended so to be, other than those required to perfect Liens in favor of the Secured Parties,

         Permitted Liens, Receivables Facility Liens and Liens on Ineligible Inventory that would be reasonably expected not to have a Material Adverse Collateral Effect.

         Section 7.2. COVENANTS OF THE SERVICER. The Servicer covenants to LTV Steel Products and the Collateral Agent that so long as this Agreement shall remain in effect:

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer will preserve and maintain its existence as a corporation in good standing under the laws of New Jersey and remain qualified to perform its duties and obligations hereunder under the laws of each jurisdiction where the failure to preserve and maintain such qualification would be reasonably expected to materially adversely affect the ability of the Servicer to perform its obligations under this Agreement.

                  (b) BOOKS AND RECORDS. The Servicer will maintain and implement administrative operating procedures and keep and maintain all Books and Records reasonably necessary or advisable in accordance with the terms hereof and of the Transaction Documents.

                  (c) INSPECTION. The Servicer will upon reasonable prior notice permit LTV Steel Products and its representatives and the Collateral Agent (upon its request or upon the direction of the Required Financing Parties) and the Placement Agent and any officer or employee of, or agent designated by, the foregoing to have access during normal business hours to the Books and Records of the Servicer in order to examine such Books and Records with respect to the transactions contemplated by the Transaction Documents.

                  (d) FILING AND RECORDING. The Servicer will prepare and, upon execution thereof by the Purchaser or the Collateral Agent (if required), file UCC financing statements and other documents required by the terms of the Transaction Documents to be filed or recorded.

                  (e) COMPLIANCE WITH LAWS. The Servicer will comply, in all material respects, with all material laws, rules, regulations, orders, decrees and directions of any governmental authority applicable to its obligations under this Agreement and the other Transaction Documents.

                  (f) NO LIENS. The Servicer will not, by any act or omission to act, create any Lien, claim or right in, to or on the interest of LTV Steel Products and the Collateral Agent in the Collateral or any proceeds thereof, other than Permitted Liens, Receivables Facility Liens and the Liens created by the Trust Agreement, nor will the Servicer permit or suffer to exist, and shall take such actions as are necessary to remove, any Lien, claim or right in, to or on the interest of LTV Steel Products and the Collateral Agent in the Collateral or any proceeds thereof, other than Permitted Liens, the Liens created by the Trust Agreement, Receivables Facility Liens and Liens on Ineligible Inventory that would be reasonably expected not to have a Material Adverse Collateral Effect and will defend the right, title and interest of LTV Steel Products and the Collateral Agent in and to the Collateral against the claims and demands of all Persons in respect of any Lien other than the Liens created by the Trust Agreement, Permitted Liens, Receivables Facility Liens and Liens on Ineligible Inventory that would be reasonably expected not to have a Material Adverse Collateral Effect.

                  (g) NOTICE OF LIENS. The Servicer will advise LTV Steel Products and the Collateral Agent in reasonable detail, promptly after the Servicer has obtained actual knowledge (i) of any Lien asserted or claim made against any of the Collateral or any proceeds thereof, other than the Liens created by the Trust Agreement, Receivable Facility Liens, Liens on Ineligible Inventory that would not reasonably be expected to have a Material Adverse Collateral Effect and Permitted Liens, and (ii) of the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document.

                  (h) CONTINUATION STATEMENTS. The Servicer shall file continuation statements in the offices in which UCC financing statements were filed in connection with the acquisition of Purchased Inventory by LTV Steel Products in a manner and at times as shall be required to preserve the priority of the security interest therein contemplated by the Transaction Documents as well as the bailment and consignment contemplated hereby; the Servicer shall file and refile continuation statements in such offices and at such times as shall be reasonably requested by LTV Steel Products, or the Collateral Agent, to perfect and preserve, and continue the perfection (and priority contemplated by the Trust Agreement) of, the Liens and other rights and interests granted to the Collateral Agent for the benefit of the Secured Parties under the Trust Agreement.

                  (i) INFORMATION. All factual information furnished by the Servicer in writing to LTV Steel Products, the Collateral Agent or any Secured Party on or before the Effective Date and from time to time under the Transaction Documents shall be true and correct in all material respects as of the date thereof, in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this SECTION 7.2(i), the reference to "factual information" shall not include projections and pro forma financial information.

                  (j) REPORTS. The Servicer shall provide, on an annual basis, to the Placement Agent, the Collateral Agent and LTV Steel Products, a report prepared by the Servicer with respect to such information as the Placement Agent, the Collateral Agent, the Required Financing Parties or LTV Steel Products may reasonably request regarding performance by the Servicer of its duties hereunder.

                  (k) NON-CONSOLIDATION WITH SERVICER. LTV Steel shall be operated in such a way that LTV Steel Products would not be substantively consolidated into the bankruptcy estate of LTV Steel, and the separate existence of LTV Steel Products would not be disregarded in the event of LTV Steel's bankruptcy, and LTV Steel and LTV Steel Products hereby acknowledge that each of them is entering into the transactions contemplated by this Agreement in reliance upon the identity of LTV Steel Products as a legal entity separate from LTV Steel. Therefore, from and after the date hereof, LTV Steel and LTV Steel Products shall take all reasonable steps to continue the identity of LTV Steel Products as a separate legal entity and to make it apparent to third Persons that LTV Steel Products is an entity with assets and liabilities distinct from those of LTV Steel and any other Person, and is not a division of LTV Steel or any other Person; provided that it is understood that LTV Steel Products may be treated for tax purposes as a branch or division of LTV Steel. Without limiting the generality of the foregoing, LTV Steel and LTV Steel Products shall take such actions as shall be required in order that:

                           (i) LTV Steel Products is a limited purpose Delaware
                  limited liability company whose primary activities are restricted to those set forth in its certificate of formation, as amended;

                           (ii) At least one of the managers of LTV Steel
                  Products shall be an "Independent Manager" (as defined in its certificate of formation, as amended). The managers of LTV Steel Products shall not approve, or take any other action to cause, the commencement of a voluntary case or other proceeding with respect to LTV Steel Products under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for LTV Steel Products unless the Independent Manager of LTV Steel Products shall approve the taking of such action in writing prior to the taking of such action. In the event the Independent Manager resigns or otherwise ceases to be a manager, there shall be selected a replacement Independent Manager for LTV Steel Products;

                           (iii) No Independent Manager shall at any time serve
                  as a trustee in bankruptcy for LTV Steel, LTV Steel Products or any of their Affiliates;

                           (iv) All employees, consultants and agents of LTV
                  Steel Products will be compensated by it from its own funds for services provided to it except as provided in the Transaction Documents. Except for incidental purposes and for consideration that is not material, LTV Steel Products will not engage any agents other than the Servicer (and the other Sellers as sub-agents of the Servicer), which will be fully compensated for its services to LTV Steel Products by payment of the fees and other amounts payable to the Servicer under the Price and Fees Agreement;

                           (v) LTV Steel Products will not incur any material
                  indirect or overhead expenses for items shared between it and LTV Steel and any of its Affiliates which are not reflected in the fees payable or expenses or costs reimbursable to the Servicer as provided in the Price and Fees Agreement. To the extent, if any, that LTV Steel Products, on the one hand, and LTV Steel or any of its Affiliates, on the other hand, share items of expenses not reflected in the fees and other amounts payable to the Servicer under the Price and Fees Agreement, such as legal, auditing, other professional services, and expenses of due diligence and other expenses attributable to the transactions contemplated by the Transaction Documents, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

                           (vi) The operating expenses of LTV Steel Products
                  will be paid by it from its own assets;

                           (vii) The Books and Records of LTV Steel Products
                  will be maintained separately from those of LTV Steel and each of its Affiliates;

                           (viii) LTV Steel Products will have its own financial
                  statements prepared and any financial statements of LTV Steel or any of its Affiliates which are consolidated to include LTV Steel Products will contain notes stating that (A) the assets of LTV Steel Products are owned by it and are not available to creditors of LTV Steel or any other Seller and (B) LTV Steel Products is a separate legal entity with creditors who have received security interests in its assets;

                           (ix) The assets and liabilities of LTV Steel Products
                  will be maintained in a manner that facilitates their identification and segregation from those of LTV Steel or any of its Affiliates;

                           (x) LTV Steel Products will strictly observe
                  appropriate formalities in its dealings with the Servicer and each of its Affiliates, and funds or other assets of LTV Steel Products will not be commingled with those of the Servicer or any of its Affiliates except as permitted under the Transaction Documents. LTV Steel Products shall not maintain joint bank accounts or other depository accounts to which LTV Steel or any of its Affiliates has independent access (other than the Servicer, in its capacity as such);

                           (xi) LTV Steel Products will maintain an arm's length
                  relationship with LTV Steel and each of its Affiliates. If LTV Steel or any of its Affiliates renders or otherwise furnishes services to LTV Steel Products (other than pursuant to the Transaction Documents), LTV Steel Products will pay fair and adequate compensation to such Person for such services;

                           (xii) Except as provided in the Guaranty and as
                  contemplated by the PBGC Settlement Agreement or as required by applicable law, neither LTV Steel Products, on the one hand, nor LTV Steel or any of its Affiliates, on the other hand will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other; and

                           (xiii) Each of LTV Steel Products and LTV Steel will
                  hold themselves out to the public as separate entities and conduct business in its own name, except that LTV Steel will conduct business as agent on behalf of LTV Steel Products; notwithstanding any other provisions of the Transaction Documents, it is understood that LTV Steel Products is permitted to participate in the cash management programs of the LTV Steel Group..

         Section 7.3. REPRESENTATIONS AND WARRANTIES OF LTV STEEL PRODUCTS. LTV Steel Products represents and warrants to the Servicer that:

                  (a) ORGANIZATION AND GOOD STANDING. LTV Steel Products is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction in which its business or activities require such qualification, except for such jurisdictions where the failure to obtain such qualification would not be reasonably likely to have a Material Adverse Collateral Effect, and has full company power and authority to own its assets and to transact the business in which it is now engaged, and to execute, deliver and perform this Agreement.

                  (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance of this Agreement have been duly authorized by LTV Steel Products by all requisite company action and will not in any material respects conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its property or assets pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the limited liability company agreement of LTV Steel Products, or of any material order, judgment, award or decree of any court, arbitrator or governmental authority applicable to LTV Steel Products, or of any existing material law, rule or regulation applicable to LTV Steel Products.

                  (c) NO CONSENT. No material consent, approval, authorization, order, license, registration, filing, qualification or permit from, of or with any Person, including without limitation, any court or governmental agency or body of the United States, any state or any political subdivision of either having jurisdiction over LTV Steel Products or any of its properties or assets is required to be obtained by or with respect to LTV Steel Products in connection with the execution, delivery and performance by LTV Steel Products of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than such as have been obtained or will be obtained by LTV Steel Products as required and the filing of UCC financing statements and continuation statements.

                  (d) BINDING OBLIGATION. This Agreement constitutes the valid and legally binding obligation of LTV Steel Products, enforceable against LTV Steel Products in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, receivership, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (e) INVESTMENT COMPANY ACT. LTV Steel Products is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (f) NO LITIGATION. No litigation, investigation or administrative proceeding of or on behalf of any court, arbitrator or governmental authority is pending or, to LTV Steel Products's knowledge, threatened against LTV Steel Products or any of its assets
         (i) with respect to the Transaction Documents, or (ii) in which there is a reasonable possibility of an adverse decision that would have a material adverse effect on the ability of LTV Steel Products to perform its obligations under the Transaction Documents.

                  (g) MISCELLANEOUS. LTV Steel Products has paid all of its taxes except those taxes the liability for which LTV Steel Products has contested in good faith. Other than its liabilities as an ERISA Affiliate of the Sellers, LTV Steel Products has no ERISA plan liability and is not subject to the requirements of ERISA.

         Section 7.4. COVENANTS OF LTV STEEL PRODUCTS. LTV Steel Products covenants and agrees that, so long as this Agreement shall remain in effect:

                  (a) AMENDMENTS. LTV Steel Products agrees to furnish the Servicer with copies of all waivers or amendments to the Transaction Documents and LTV Steel Products shall not agree to any material amendment to any Transaction Document if such amendment would adversely affect the rights and obligations of the Servicer without first receiving the express written consent of the Servicer.

                  (b) NO OTHER BUSINESS. LTV Steel Products will not engage in any business or enterprise or enter into any material transaction other than as contemplated by the Transaction Documents.

                  (c) NO LIENS. LTV Steel Products will not sell, pledge, assign or transfer to any Person other than to the Collateral Agent or as permitted under (or not prohibited by) the terms of the Transaction Documents, or grant, create or incur any Lien on, any Collateral, other than the Liens created by the Trust Agreement, Receivables Facility Liens and Permitted Liens, nor will LTV Steel Products suffer to exist any Lien on any Collateral, other than the Liens created by the Trust Agreement, Permitted Liens, Receivables Facility Liens and Liens on Ineligible Inventory that would be reasonably expected not to have a Material Adverse Collateral Effect.

                                  ARTICLE VIII.
                                  THE SERVICER

         Section 8.1.  MERGER OR CONSOLIDATION OF THE SERVICER; RESIGNATION.

                   (a) Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be deemed to have assumed and be the successor to all of the Servicer's duties and obligations hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (A) (i) LTV Steel shall be the surviving entity following such merger, conversion or consolidation, or (ii) such Person shall satisfy the requirements set forth in SECTION 9.3(a) of this Agreement and (b) if applicable, such Person shall execute such agreements, documents and instruments as may be requested by LTV Steel Products or the Collateral Agent to evidence such Person's assumption of the obligations of the Servicer hereunder.

                  (b) The Servicer may resign its duties and obligations hereunder at any time (i) upon one hundred eighty (180) days' prior written notice to LTV Steel Products and the Collateral Agent or (ii) upon appointment by LTV Steel Products and the Collateral Agent (and after a Trust Agreement Event of Default, by the Collateral Agent alone) of a Successor Servicer which has been approved in writing by the Required Financing Parties. Upon such resignation, the Servicer shall agree to pay LTV Steel Products the reasonable costs of LTV Steel Products in securing a Successor Servicer and the Servicer shall deliver all Books and Records and correspondence relating to the Collateral in its possession to the Successor Servicer, or as otherwise instructed by LTV Steel Products and the Collateral Agent.

         Section 8.2. ANNUAL STATEMENT AS TO COMPLIANCE. The Servicer will deliver to LTV Steel Products, the Placement Agent, each Rating Agency and the Collateral Agent on or before the date ninety (90) days after the end of each calendar year, beginning with the calendar year 1998, a certificate signed by an Authorized Officer of the Servicer and stating that (i) a review of the activities of the Servicer relating to the processing and servicing of the Collateral during the preceding calendar year (or since the Effective Date in the case of the first such certificate which is required to be delivered) and of the Servicer's performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge after due investigation, (A) no Amortization Date has occurred and is continuing and (B) the Servicer during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it unless such failure of observance or compliance would not, either individually or in the aggregate, be reasonably expected have a Material Adverse Collateral Effect or, if (1) a Servicer Termination Event has occurred and is continuing, or (2) the Servicer's failure to observe or perform any such covenants, agreements or conditions would be reasonably expected to have a Material Adverse Collateral Effect, specifying the facts relating to such Servicer Termination Event or each such failure of observance or compliance known to such officer and the nature and status thereof and the actions, if any, being taken to cure such Servicer Termination Event or noncompliance.


                                   ARTICLE IX.
               SERVICER TERMINATION EVENTS; SERVICING TERMINATION

         Section 9.1. SERVICER TERMINATION EVENTS. The occurrence of any one of the following events shall be a "Servicer Termination Event" under this
Agreement:

                  (a) failure on the part of the Servicer to disburse when due to the Collateral Agent the amounts as and to the extent provided for herein and the continuation of such failure for a period of three (3) Business Days after receipt by the Servicer of written notice thereof from the Collateral Agent or LTV Steel Products;

                  (b) failure on the part of the Servicer to observe or perform any other term, covenant, condition or agreement provided for herein, and the continuation of such failure for a period of thirty (30) days following the earlier of (i) knowledge of an Authorized Officer of the Servicer as to such failure or (ii) receipt by the Servicer of written notice thereof from the Collateral Agent or LTV Steel Products; provided that if such failure may be cured and the Servicer is diligently pursuing such cure and there shall not be in existence a Cure Period Cut-off Event, then such event shall not constitute a Servicer Termination Event for a period of an additional thirty (30) days;

                  (c) an Insolvency Proceeding with respect to the Servicer is instituted, or any receivership or conservatorship proceeding is instituted by any authorized governmental authority against the Servicer;

                  (d) LTV Steel shall have given notice pursuant to SECTION 8.1(b) of its resignation as Servicer and a Successor Servicer shall not have been appointed by LTV Steel Products and the Collateral Agent and approved in writing by the Required Financing Parties within 150 days following the date LTV Steel shall have given notice of resignation; or

                  (e) LTV Steel shall have been terminated as Servicer without the consent of the Required Financing Parties.

         Section 9.2. REMEDIES. The remedies provided below are cumulative and not exclusive of any rights and remedies which LTV Steel Products or the Collateral Agent would otherwise have pursuant to law or equity.

                  (a) If a Servicer Termination Event shall have occurred and be continuing, the Collateral Agent, may, and shall upon written direction of the Required Financing Parties, by written notice (a "Servicer Termination Notice") to the Servicer and with notice to each Rating Agency, elect to terminate all of the rights and obligations of the Servicer as inventory processor and servicer under this Agreement. In such event, all right, power and trusts of the Servicer in and to the Servicer Accounts shall be promptly transferred by the Servicer to either the Collateral Agent or a Successor Servicer as the Collateral Agent shall elect.

                  (b) If a Servicer Termination Event shall have occurred and be continuing, then, in addition to any other remedies that may be available to LTV Steel Products or the Collateral Agent, as the case may be, the Collateral Agent may request the Servicer to, and upon such request the Servicer shall, (i) so long as the Collateral Agent's Lien on the Collateral shall not have been released, direct that payments be made by the Obligors directly to either the Collateral Agent or the Successor Servicer and (ii) transfer all of its rights, powers and trusts in and to the Servicer Accounts to the Collateral Agent or the Successor Servicer as the case may be, together with all instruments, books, moneys and other documents or property, including without limitation, those in respect of the Servicer Accounts held by the Servicer.

         Section 9.3. COLLATERAL AGENT TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to SECTION 9.2(a), the Servicer shall continue to perform all servicing functions under this Agreement until such time as a successor has been appointed as Servicer in accordance with this SECTION 9.3. The Collateral Agent shall as promptly as possible after the giving of a Servicer Termination Notice appoint a successor servicer (the "Successor Servicer"), with the identity of the Successor Servicer to be approved in writing by the Required Financing Parties, and with notice to the Rating Agency, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to LTV Steel Products and the Placement Agent. The Collateral Agent may obtain bids from any potential Successor Servicer. Any successor to the Servicer appointed under the provisions of this Section in succession to the Servicer shall have its principal office in the District of Columbia or one of the states located in the United States, and shall have a combined capital and surplus of at least $150,000,000 and shall have the capacity to perform the obligations hereunder. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time the Servicer ceases to act as the Servicer, the Collateral Agent without further action shall automatically be appointed the Successor Servicer. Notwithstanding the immediately preceding sentence, the Collateral Agent shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint a Successor Servicer hereunder.

                  (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, except for the references in
         SECTION 10.1 which shall continue to refer to the Servicer with respect to all acts or omissions or alleged acts or omissions occurring prior to appointment of the Successor Servicer; provided that the Servicer shall not indemnify LTV Steel Products or the Collateral Agent if the acts, omissions or alleged acts or omissions upon which a claim for indemnification arises pursuant to SECTION 10.1 were the acts, omissions or alleged acts or omissions of a Successor Servicer.

         Section 9.4. SERVICER TRANSFER TO SUCCESSOR SERVICER, ETC. (a) After receipt by the Servicer of a Servicer Termination Notice and the appointment of a Successor Servicer in accordance with the provisions of SECTION 9.3 hereof, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer; and the Collateral Agent is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.

                  (b) The Servicer agrees to cooperate with LTV Steel Products, the Collateral Agent and the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer of all authority of the Servicer to perform the services provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which shall thereafter be received with respect to the Collateral and shall cooperate in giving notice (at the expense of LTV Steel Products) to the purchasers of Purchased Inventory as to the Successor Servicer and, if appropriate and so long as the Collateral Agent's Lien on the Collateral shall not have been released, directing payments with respect to the Collateral to the address designated by the Successor Servicer. The obligations of the Servicer to hold all funds and documents as provided in this Agreement in trust for the Successor Servicer, on behalf of the Secured Parties, and to release and deliver same to the Collateral Agent upon any termination of this Agreement shall survive the occurrence of any Servicer Termination Event or any other removal or resignation of the Servicer.

                  (c) The Servicer shall promptly transfer its Books and Records relating to the Collateral to the Successor Servicer in such form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other Books and Records and correspondence of the Servicer necessary for the continued servicing of the Collateral in the manner and at such times as the Successor Servicer shall reasonably request, all at the expense of the Servicer in the event the Collateral Agent removes the Servicer pursuant to SECTION 9.2 hereof. To the extent that compliance with this
         SECTION 9.4 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interest in such information.


                                   ARTICLE X.
                          LIABILITIES; INDEMNIFICATION

         Section 10.1. LIABILITIES; INDEMNIFICATION OF LTV STEEL PRODUCTS. The Servicer agrees to indemnify, defend and hold harmless each of LTV Steel Products and, for the benefit of the Secured Parties, the Collateral Agent, from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, out-of-pocket costs and expenses (including, without limitation, interest, reasonable attorneys' fees and expenses) arising out of or based on (i) any return of Purchased Inventory sold to a third party, (ii) any failure to timely deliver to a customer Purchased Inventory in accordance with such customer's specifications, or if not made to order, industry specifications with respect to such Purchased Inventory,
(iii) any breach by the Servicer of its warranty pursuant to the following sentence, (iv) any physical damage to the Purchased Inventory, (v) any hazardous materials associated with the ownership or servicing of the Purchased Inventory or (vi) any gross negligence, willful misconduct or bad faith of the Servicer in connection with the performance of its obligations hereunder or under the other Transaction Documents. The Servicer hereby warrants to LTV Steel Products that the Purchased Inventory sold to customers shall in all respects be suitable for sale to such customers. Notwithstanding the above, but subject to the Servicer's absolute liability for (i) breach of its warranty pursuant to the preceding sentence and (ii) any return of Purchased Inventory sold to a third party, the Servicer shall not be liable to LTV Steel Products or the Collateral Agent for any error in judgment except for such error of judgment as shall arise from or shall constitute the gross negligence, willful misconduct or bad faith of the Servicer. This indemnity agreement will be in addition to any liability which the Servicer may otherwise have and shall survive the termination of this Agreement.

         Section 10.2. INDEMNIFICATION OF THE SERVICER. LTV Steel Products hereby agrees to indemnify the Servicer, and hold it harmless, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including without limitation interest and reasonable attorneys' fees and expenses) (collectively, the "Liabilities") arising out of or resulting from any act or omission to act by LTV Steel Products pursuant to and in accordance with this Agreement or pursuant to any instruction of LTV Steel Products or the Collateral Agent, (but excluding actions or omissions to act which constitute gross negligence, willful misconduct or bad faith of the Servicer) in connection with the performance of its obligations hereunder. Payment of indemnification obligations by LTV Steel Products is to be made from available moneys in accordance with and subject to the Trust Agreement. This indemnity agreement shall survive termination of this Agreement.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         Section 11.1. NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any Person pursuant hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile transmission, and shall be deemed to be given for purposes of this Agreement, in the case of a notice sent by registered, certified or express mail, on the date that such writing is actually delivered to the intended recipient thereof in accordance with the provisions of this
SECTION 11.1, or in the case of facsimile transmission, when received and telephonically confirmed; provided that notices, demands, instructions or other communications required to be given under this Agreement, if permitted hereunder to be made telephonically, shall be confirmed in writing promptly thereafter in accordance with the foregoing provisions and shall be deemed given for purposes of this Agreement on the day when given by telephone to a Person who is the recipient for notice hereunder (if confirmed promptly thereafter in writing in accordance with this SECTION 11.1). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 11.1, notices, demands, instructions and other communications in writing shall be given to or made upon the parties at their respective Notice Addresses.

         SECTION 11.2. CHOICE OF LAW AND VENUE. (a) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER, SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  (b) The parties irrevocably agree that any legal proceeding in respect of this Agreement may be brought in any state or federal court of competent jurisdiction in the city of New York (collectively, the "Specified Courts"). The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement brought in any Specified Court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties further irrevocably consent to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to any party at its address as provided in this Agreement or as otherwise provided by New York law. Nothing herein shall affect the right of any party to commence proceedings or otherwise proceed against any other party in any jurisdiction or to serve process in any other manner permitted by applicable law. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

         Section 11.3. EFFECTIVENESS OF THE AGREEMENT. This Agreement shall be binding and deemed effective on the Effective Date.

         Section 11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties; provided, except as provided herein with respect to sub-Servicers and Successor Servicers, that the Servicer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of LTV Steel Products, the Collateral Agent, the Placement Agent and the Rating Agency.

         Section 11.5. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 11.6. INTERPRETATION OF AGREEMENT. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         Section 11.7. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.8. MERGER OF PRIOR AGREEMENTS. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, concerning the specific subject matter hereof are merged into this Agreement.

         Section 11.9. GOOD FAITH AND REASONABLENESS. The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and directions shall be performed, carried out, discharged and exercised reasonably and in good faith.

         Section 11.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original instrument and all of which counterparts, taken together, shall constitute one and the same Agreement.

         Section 11.11. AMENDMENT. Any provision to this Agreement may be amended, waived, supplemented, restated, discharged or terminated (i) to cure any ambiguity, (ii) to correct any defective provisions or (iii) to add any other provisions with respect to matters or questions arising thereunder, which provisions shall not be inconsistent with any other provisions thereof, in writing duly executed by LTV Steel Products, the Collateral Agent and the Servicer. Any amendment, waiver, supplement, restatement, discharge or termination of this Agreement shall require that written notice of any change shall be provided to each Rating Agency. No change to any Transaction Document will become effective without (i) prior notice to the Rating Agency and (ii) receipt of written confirmation from the Rating Agency that such change will not adversely affect the rating issued by the Rating Agency.

         Section 11.12. NO INSOLVENCY PROCEEDING AGAINST LTV STEEL PRODUCTS. The Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Notes issued by LTV Steel Products, it will not institute against or join with any other Person in instituting against LTV Steel Products any Involuntary Insolvency Proceeding. This SECTION
11.12 shall not be construed to limit the right of the Servicer to file any claim in or otherwise take any action with respect to any such Involuntary Insolvency Proceeding that was instituted against or with respect to LTV Steel Products by any Person other than the Servicer or any of its Affiliates. This Section shall survive the termination of this Agreement.

         Section 11.13. EXERCISE OF RIGHTS. No failure or delay on the part of LTV Steel Products or the Collateral Agent and the Servicer, as the case may be, to exercise any right, power or privilege under this Agreement and no course of dealing between LTV Steel Products or the Collateral Agent, as the case may be, and the Servicer shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and except to the extent limited under this Agreement, not exclusive of any rights or remedies which LTV Steel Products or the Collateral Agent or the Servicer would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute waiver of the right of the other party to any other or further action in any circumstance without notice or demand.

         Section 11.14. NO RECOURSE. The Servicer, by virtue of its rights and obligations under this Agreement, shall not be deemed liable to LTV Steel Products or any other Person for the liabilities of LTV Steel Products in respect of the Obligations or, except as provided below, in respect of Business Taxes attributable to LTV Steel Products. In no event shall the Servicer be liable to LTV Steel Products or any other Person for indirect, special, punitive, incidental or consequential loss or damage of any kind whatsoever, including without limitation, lost profits, whether or not the likelihood of such loss or damage was known to the Servicer. The obligations of LTV Steel Products, the Collateral Agent and the Servicer under this Agreement are solely the corporate or company obligations of LTV Steel Products, the Collateral Agent and the Servicer, respectively. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any stockholder, member, employee, officer, director or incorporator of LTV Steel Products, the Collateral Agent or the Servicer. Notwithstanding the foregoing, it is recognized and understood that LTV Steel, in its capacity as the sole member of LTV Steel Products may be liable for tax liabilities of LTV Steel Products.

         Section 11.15. PAYMENT ON NON-BUSINESS DAYS. In any case where the date for payment of funds hereunder, by check, wire transfer or otherwise, or the date on which any other act required under this Agreement is to be performed shall not be a Business Day, then such payment or such performance need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of such payment or the date for such performance, and no interest shall accrue for the period from and after such date.

         IN WITNESS WHEREOF, the parties hereto have caused this Inventory Processing and Servicing Agreement to be executed and delivered as of the date first hereinabove set forth.


                                  LTV STEEL COMPANY, INC.,
                                  a New Jersey corporation, as Processor and Servicer



                                  By_____________________________
                                    Name: John C. Skurek
                                    Title: Vice President and Treasurer


                                  LTV  STEEL PRODUCTS, LLC, a Delaware
                                  limited liability company


                                  By_____________________________
                                    Name:  John C. Skurek
                                    Title:  Manager



                                  THE CHASE MANHATTAN BANK,
                                  a New York banking corporation, as
                                  Collateral Agent


                                  By_____________________________
                                    Printed Name:__________________
                                    Title:__________________________

                                   SCHEDULE I


                  LTV Steel agrees to process or provide for the processing of the Purchased Inventory owned by LTV Steel Products for sale to customers in the same manner as it would do so with respect to similar items owned for its own account. LTV Steel Products explicitly recognizes that such activities require a broad degree of discretion and agrees that LTV Steel shall not be liable to LTV Steel Products for any action or inaction on its part taken in good faith and without gross negligence or wilful misconduct on the part of LTV Steel.

                  With respect to such services LTV Steel shall receive such fees, commissions and other amounts as specified in the Price and Fees Agreement.

                                     ANNEX X

                                  LTV INVENTORY
                                   DEFINITIONS


         "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the rate of interest per annum publicly announced from time to time by Chase as its Prime Rate in effect at its principal office in New York City (such Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors) or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change.

         "Act" of Secured Parties shall have the meaning ascribed to such term in SECTION 12.03(a) of the Trust Agreement.

         "Advance Rate" means, with respect to each category of Eligible Inventory, the applicable advance rate as set forth on the applicable Form of Sales and Valuation Report.

         "Adjusted Collateral Value" at any time of determination shall mean the aggregate Collateral Value of all Eligible Inventory reduced (to the extent included therein) by the amount, if any, by which the aggregate Collateral Value of all Eligible Inventory sold by Georgia Tubing as a Seller exceeds $6,500,000.

         "Administrative Agent" means Chase in its capacity as Administrative Agent under the Note Purchase Agreement, and any successor in such capacity.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agents" shall mean collectively the Placement Agent and the Administrative Agent.

         "Aggregate Commitment Amount" means as of any date the sum of the Commitments of the Financing Parties as shown on Schedule I to the Note Purchase Agreement.

         "Aggregate Note Purchase Price" shall have the meaning ascribed to such term in SECTION 2.1(a)(v) of the Note Purchase Agreement.

         "Amortization Amount" shall have the meaning ascribed to such term in
SECTION 8.02(b) of the Trust Agreement.

         "Amortization Date" means, with respect to any Note, the earliest to occur of:

                        1     the Expiration Date applicable to such Note;

                        2     A Trust Agreement Event of Default;

                        3     A Purchase Termination Event;

                        4     A Note Purchase Agreement Event of Default;

                        5     A Servicer Termination Event;

                        6     A Receivables Default Event; or

                        7     A Purchase Suspension Event.

provided that in the case of 3 and 4 above such events shall not cause an Amortization Date without written confirmation from the Agents on behalf of the Required Financing Parties that an Amortization Date shall occur as a result thereof.

           "Applicable Note Margin" shall mean the following, dependent on the then Effective Rating of the Class A-1 Notes:

                Class A-1 Note Effective Rating           Applicable Note Margin
                -------------------------------           ----------------------

                BBB+ or better                            0.75%
                BBB                                       1.00%
                BBB- or lesser                            1.50%


         "Applicable Receivables Advance Rate" with respect to the Receivables Facility means, at any time, the percentage equivalent of a fraction equal to the result of dividing (x) the sum of (i) the aggregate amount of cash proceeds received by LTV Steel Products with respect to the sale or other financing of Receivables under the Receivables Facility over the period covered by the three most recent weekly settlement statements plus (ii) prior to the occurrence of an Amortization Date with respect to any Note or at any time following the payment in full of such Note and all other amounts then payable as part of the related Amortization Amount, the sum of (A) the amount of any letters of credit received plus (B) the amount of Permitted Cash Add-backs made during such period by (y) the aggregate "Original Balance" ( as defined in the documents applicable to the Receivables Facility (or other term of correlative meaning)) of all Receivables sold or financed under the Receivables Facility by LTV Steel Products during such period.

         "Article IV Party" shall have the meaning ascribed to such term in
SECTION 4.5 of the Note Purchase Agreement.

         "Assumed Letters of Credit" means the Letters of Credit identified on
Schedule II to the Note Purchase Agreement.

         "Authorized Officer" means, with respect to any Person, any officer or employee of such Person, duly authorized to act, and to give and receive instructions and notices, on behalf of such Person with respect to all matters in connection with the Transaction Documents.

         "Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

         "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries as described in
SECTION 2.08 of the Trust Agreement.

         "Books and Records" means all of the relevant Person's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing such Person's assets, liabilities and accounts; all information relating to such Person's business, operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

         "Breakage Fee" shall have the meaning ascribed to such term in SECTION
2.3 of the Note Purchase Agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "Business Taxes" means, with respect to any Person, any federal, state or local income taxes, property taxes, excise taxes, franchise taxes or other similar taxes payable by such Person.

         "Calendar Month" means each of the twelve calendar months in a year.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

         "Cash Received Account" means the account of such name created pursuant to SECTION 3.1 of the Inventory Processing and Servicing Agreement.

         "Chase" means The Chase Manhattan Bank.

         "Class" means all Notes whose form is identical except for variation in denomination, principal amount or owner.

         "Class A-1 Final Note Distribution Date" means, with respect to any Note, the Note Distribution Date next occurring after the Expiration Date applicable thereto.

         "Class A-1 Notes" means the Adjustable Floating Rate Notes, Class A-1, substantially in the form of Exhibit A to the Trust Agreement.

         "Class A-1 Noteholders" means the Holders of the Class A-1 Notes.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" shall have the meaning ascribed thereto in the "Granting Clause" of the Trust Agreement.

         "Collateral Access Agreement" has the meaning ascribed in SECTION 5.9(b) of the Contribution and Sale Agreement.

         "Collateral Agent" means The Chase Manhattan Bank, or any successor Collateral Agent under the Trust Agreement.

         "Collateral Value" means (a) with respect to each category of Eligible Inventory, an amount equal to the product of (i) the quantity of such category of Eligible Inventory, times (ii) the lesser of (A) the per unit cost ( excluding, to the extent included in such cost, the amount of any intercompany profit, fresh start valuation adjustment and iron ore transportation costs) of such category of Eligible Inventory to the Issuer or (B) the per unit Published Value of such category of Eligible Inventory (provided that if no such Published Value is available, the per unit Published Value of such category of Eligible Inventory shall be deemed to be higher than the per unit cost of such category of Eligible Inventory to the Issuer), times (iii) the Advance Rate applicable thereto; such product shall then be reduced by sum of (A) the amount of liabilities or other amounts payable with respect to such category of Eligible Inventory to outside processors or outside warehousemen, (B) the amount of any claim secured by purchase money Liens on such category of Eligible Inventory and
(C) to the extent the amount is quantifiable, the amount of any claims secured by any Permitted Liens on such Collateral as to which an appropriate notice has been filed, provided that, in the case of any claims secured by any such Permitted Lien described in subparagraph (i) or (ii) of the definition of "Permitted Lien" that is being contested in good faith by appropriate proceedings, only the excess, if any, of the aggregate amount of such contested claims over $10,000,000 shall be included in the amount of reduction from Collateral Value under this subclause (C); and (b) with respect to amounts held in cash in the Trust Accounts, the dollar amount of such cash.

         "Collections" means all cash amounts received by or on behalf of LTV Steel Products (a) with respect to any rights or claims LTV Steel Products has or may have under the Transaction Documents with respect to Purchased Inventory,
(b) with respect to the sale or other encumbrance of Receivables or, if Receivables have not been sold or otherwise encumbered under a Receivables Facility, all amounts received in cash by or on behalf of LTV Steel Products with respect to the sale or other disposition of Purchased Inventory and payments made on, or as security for, such Receivables.

         "Commitment" of any Financing Party shall mean the amount set forth opposite such Financing Party's name on Schedule I to the Note Purchase Agreement as such Schedule may be amended from time to time, under the heading "Commitment" and as such amount may be reduced from time to time pursuant to the terms of the Note Purchase Agreement.

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Purchaser or a Seller within the meaning of Section 4001 of ERISA or is part of a group which includes the Purchaser or a Seller and which is treated as a single employer under
Section 414 of the Code.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Contribution and Sale Agreement" means that certain Contribution and Sale Agreement, dated as of February 26, 1998, between the Servicer, the Sellers and the Purchaser, as it may be amended by its terms from time to time.

         "Corporate Trust Office" means the principal office of the Collateral Agent at which at any particular time its corporate trust business shall be administered, which office as of the Effective Date is located at 270 Park Avenue, New York, New York; or at such other address as the Collateral Agent may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Collateral Agent (the address of which the successor Collateral Agent will notify the Noteholders, Financing Parties and the Issuer).

         "Covered Taxes" shall have the meaning specified in SECTION 4.7(i) of the Note Purchase Agreement.

         "CSI" means Chase Securities Inc.

         "Cure Period Cut-off Event" shall mean the occurrence and continuance of any of the following:

                  1. any event which has caused or is reasonably expected to result in a Material Adverse Collateral Effect; or


                  2. any event which has caused or is reasonably expected to result in the failure of the Collateral Agent to have the perfected security interest in the Collateral contemplated to be so held under the Transaction Documents; or

                  3. any event which has caused or is reasonably expected to result in any of the Transaction Documents to be invalid or any material term of a Transaction Document to be unenforceable; or

                  4.    a Note Collateral Shortfall; or

                  5. the failure of the Issuer to pay any amounts due under the Guaranty;

provided that a Cure Period Cut-off Event shall not occur for a period of five days after an Authorized Officer of LTV Steel becomes aware of such event and the occurrence of a Cure Period Cut-off Event may be waived by the Required Financing Parties.

         "Debt Service Notification Day" shall mean the first Business Day of each Calendar Month.

         "Debt Service Shortfall Amount" shall have the meaning specified in
SECTION 8.02(b) of the Trust Agreement.

         "Default" means as the context requires a Trust Agreement Event of Default, a Purchase Termination Event, a Note Purchase Agreement Event of Default, a Servicer Termination Event or a Receivables Default Event and any occurrence that, with notice or the lapse of time or both, would become such an event.

         "Defaulting Lender" shall have the meaning ascribed to such term in
SECTION 3.6(c) of the Note Purchase Agreement.

         "Definitive Notes" shall have the meaning specified in SECTION 2.08 of the Trust Agreement.

         "Dollars" means dollars in lawful currency of the United States of America.

         "Early Termination" shall have the meaning ascribed to such term in
SECTION 7.1 of the Contribution and Sale Agreement.

"Effective Date" means the later to occur of (a) the date upon which each of the conditions set forth in SECTIONS 3.1, 3.2 and 3.3 of the Contribution and Sale Agreement have been satisfied and (b) the date of the initial issuance of the Notes pursuant to the Trust Agreement; provided that the Effective Date shall not occur later than March 2, 1998.

         "Effective Rating" of the Class A-1 Notes shall be determined as follows: if Fitch is the only rating agency rating the Class A-1 Notes, the Fitch rating will be used, if the rating of one additional equivalent rating agency is obtained, the better rating will be used to make such determination. In the event that the rating of two additional rating agencies are obtained: (i) if one additional rating is better or equivalent and the other additional rating is lesser, the original Fitch rating will be used to make such determination;
(ii) if one additional rating is better and the other additional rating is equivalent to the original Fitch rating, the better rating will be used; (iii) if both additional ratings are higher than the original Fitch rating and equivalent to each other, such higher rating shall be used to make such determination, (iv) if both additional ratings are better than the original Fitch rating but not equivalent to each other, the lesser of such higher ratings will be used to make such determination; (v) if both additional ratings are lesser than the original Fitch rating and equivalent to each other, such lesser rating shall be used to make such determination; and (vi) if both additional ratings are lesser than the original Fitch rating but not equivalent to each other, the better of such lower ratings will be used to make such determination.

         "Eligible Determination Date" with respect to any Class A-1 Note or Note Portion shall mean (i) the Interest Rate Determination Date next preceding or coinciding with each Note Distribution Date for such Note or Note Portion,
(ii) each Note Purchase Date with respect to such Note or Note Portion, (iii) each Note Repurchase Date with respect to such Note or Note Portion and (iv) with respect to a Term Note, the date of establishment of the Term Rate applicable thereto.

         "Eligible Inventory" means all Purchased Inventory that is not Ineligible Inventory.

         "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         (i) investments in money market funds having an average maturity not in excess of 90 days and rated Am or better by S&P or MR2 or better by Moody's;

         (ii) direct or indirect obligations of the United States, including agencies thereof, with a stated maturity not in excess of 91 days; or

         (iii) any of the following which have a stated maturity not in excess of 90 days:

                  (a) commercial paper notes rated at least A-1 by S&P or at least P-1 by Moody's;

                  (b) federal funds, demand deposits, time deposits, certificates of deposit, banker's acceptances, eurodollar certificates of deposit, Yankee certificates of deposit, deposit notes or repurchase agreements of any depositary institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) that has at least an A-1 short-term and BBB long-term rating by S&P and at least a P-1 short-term and Baa long-term rating by Moody's.

         "Eligible Transferee" shall mean (a) any Person under common ownership with a Financing Party or (b) a Person approved by LTV Steel and the Administrative Agent (and after a Trust Agreement Event of Default by the Administrative Agent alone) as an Eligible Transferee.

         "Empire Mines" means Empire Iron Mining Partnership.

         "Equity Interest" means, with respect to the Purchaser, at any date, the member's equity in the Purchaser as of the date of the most recent Sales and Valuation Report delivered under the Transaction Documents.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at the relevant time, a member. Any former ERISA Affiliate of LTV, LTV Steel, any Seller or the Issuer shall be an ERISA Affiliate with respect to the period such entity was an ERISA Affiliate of LTV, LTV Steel, any Seller or the Issuer.

         "Existing TBT Letter of Credit Agreement" means the Letter of Credit Agreement dated as of October 12, 1994 among LTV, the borrowers party thereto, the lenders party thereto and BT Commercial Corporation, as Agent, as amended.

         "Existing TBT Letters of Credit" means each of the TBT Letters of Credit listed on Schedule II to the Note Purchase Agreement.

         "Expenses" shall mean all present and future expenses incurred by or on behalf of the Placement Agent, the Administrative Agent, or the Financing Parties in connection with the Transaction Documents in their respective capacities under and as permitted by the Note Purchase Agreement.

         "Expiration Date" shall mean with respect to any Commitment or any Note March 2, 2003 or, if extended with respect to such Commitment or Note as provided in the Transaction Documents, the date specified in the most recent such extension.

         "Extension Request" shall have the meaning ascribed to such term in
Section 11.16 of the Note Purchase Agreement.

         "Facility" means any real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or heretofore owned, leased, operated or used by LTV or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "Facility Utilization" shall mean a percentage determined by dividing
(i) the sum of (a) the aggregate outstanding principal amount of Notes then held by the Note Purchasers, (b) the aggregate face amount of outstanding Letters of Credit issued by the Issuing Lenders and (c) the aggregate outstanding principal amount of Notes held by Independent Investors by (ii) the Collateral Value of Eligible Inventory as shown on the most recently delivered Sales and Valuation Report.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

         "Fees" shall mean, collectively, the Unused Line Fee, the Letter of Credit Fees, the Fronting Fees, the LC Administration Fees and the other fees provided for in the Note Purchase Agreement.

         "Financing Parties" shall have the meaning ascribed to such term in the recitals to the Note Purchase Agreement.

         "Fitch" shall mean Fitch IBCA, Inc.

         "Foreign Financing Party" shall have the meaning ascribed to such term in SECTION 4.7(i) of the Note Purchase Agreement.

         "Fronting Fees" shall have the meaning ascribed to such term in SECTION 4.3(c) of the Note Purchase Agreement.

         "Funding Affiliate" shall have the meaning ascribed to such term in
SECTION 4.5(a) of the

Note Purchase Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as set forth from time to time in the opinions and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segments of the accounting profession, in each case applied on a basis consistent (except for changes concurred in by LTV's independent public accountants) with the most recent audited consolidated financial statements of LTV and its consolidated subsidiaries delivered to the Financing Parties.

         "Georgia Tubing" means Georgia Tubing Corporation, a corporation organized under the laws of the State of Delaware, together with its successors.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Trust Agreement. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Guaranty" means that certain Guaranty dated as of February 26, 1998 issued by LTV Steel Products to the Agents for the benefit of the Financing Parties and the Agents.

         "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding under a Transaction Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under the relevant Transaction Document, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of the Transaction Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under relevant Transaction Documents and any available exemptions, exceptions and exclusions.

         "Holder" or "Noteholder" or "Note Owner" means the Person in whose name a Note is registered on the Note Register; provided that the Collateral Agent shall be deemed to be the Holder of any Note pledged to it for the benefit of the Issuing Lenders and Lenders under the Note Purchase Agreement for purposes of any request, demand, authorization, direction, notice, consent or waiver required to be obtained from Holders under the Trust Agreement.

         "Incipient Purchase Termination Event" means any condition or event which, with the lapse of time or the giving of notice or both, would become a Purchase Termination Event.

         "Indebtedness" means, with respect to any Person at any time (without duplication), (i) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) obligations issued for or liabilities incurred on the account of such Person (other than such obligations or liabilities as to which such Person has a right of indemnification); (iv) obligations or liabilities of such Person arising under acceptance facilities;
(v) obligations of such Person under any guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss;
(vi) obligations of such Person secured by any Lien (other than Permitted Liens and Liens on Ineligible Inventory that would be reasonably expected not to have a Material Adverse Collateral Effect) on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (viii) obligations of such Person under any interest rate or currency exchange agreement.

         "Independent" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, the LTV Steel Group and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any Seller or any of their respective Affiliates, and (iii) is not connected with the Issuer, the LTV Steel Group or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Investor" shall mean a Noteholder that is Independent and is not a Financing Party and who acquired any Class A-1 Note at issue prior to the occurrence of the Amortization Date.

         "Ineligible Inventory" means all Purchased Inventory that:

          (i) is not owned solely by the Purchaser, or is on consignment or as to which the Purchaser does not have good, valid and marketable title thereto; or

         (ii) is not located at or in transit to property that is either (a) owned or leased by a Member or the Purchaser; provided that with respect to any Leased Premises, the Purchaser shall have delivered (either directly or through assignment to the Collateral Agent) a Collateral Access Agreement executed by the lessor of such property,
         (b) owned or leased by a Third-Party Warehouseman holding more than $500,000 in Purchased Inventory that has contracted with a Member or the Purchaser to store Purchased Inventory on such Third-Party Warehouseman's property; PROVIDED that the Purchaser shall have delivered (either directly or through assignment) to the Collateral Agent a Collateral Access Agreement executed by such Third-Party Warehouseman; PROVIDED FURTHER that the aggregate number of locations described in clauses (a) and (b) with respect to which a Collateral Access Agreement has been executed shall not exceed 60; or (c) owned or leased by an Outside Processor holding more than $500,000 in Purchased Inventory, PROVIDED that the Purchaser shall have delivered (either directly or through assignment) to the Collateral Agent a Collateral Access Agreement executed by such Outside Processor; PROVIDED FURTHER, that no Purchased Inventory, processed by or located at property owned or leased by LSE or LSE II shall be Eligible Inventory; PROVIDED FURTHER, that the aggregate number of locations described in this clause (c) with respect to which a Collateral Access Agreement has been executed shall not exceed 60; or


         (iii) is not subject to a perfected first priority Lien in favor of the Collateral Agent except for Permitted Liens; or

         (iv)  is not located in the United States; or

         (v) (a) is on hand for more than 6 months since it was last processed according to the accounting policies of the Purchaser (other than Purchased Inventory that is raw materials that, in accordance with such accounting policies, is not aged); PROVIDED, HOWEVER, that the scrap value of such Purchased Inventory, as maintained at the plant level, shall not constitute "Ineligible Inventory" by reason of this clause
         (v) or (b) does not otherwise conform to the representations and warranties contained in the Contribution and Sale Agreement; or

         (vi) consists of stores and supplies as determined in accordance with the accounting policies of the Purchaser; or

         (vii) is classified under the heading "other" in accordance with the accounting policies of the Purchaser, PROVIDED that alloys, fuel oil, fluxes, coke by-products and scrap shall not constitute "Ineligible Inventory" by reason of this clause (vii); or

         (viii)   is iron ore located at Empire Mines; or

         (ix) constitutes Raw Materials, but only to the extent the Inventory Value of such Raw Materials exceeds 50% of the Inventory Value of all Purchased Inventory; or

         (x) is subject to a Negotiable Document of Title, unless such Negotiable Document of Title has been delivered to the Collateral Agent and the Collateral Agent, in its sole discretion, has determined and confirmed in writing to the Agents that it has the security interest in such Inventory intended to be granted under the Transaction Documents with respect to Eligible Inventory.

         "Insolvency Proceeding" means an Involuntary Insolvency Proceeding and/or a Voluntary Insolvency Proceeding.

         "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of LTV and its Subsidiaries as currently conducted that are material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of LTV and its Subsidiaries, taken as a whole.

         "Interest Mode" with respect to Class A-1 Notes and Note Portions shall mean from time to time all such Notes or Note Portions that (i) have the same Interest Period terminating on the same day, (ii) bear interest at ABR or (iii) bear interest at the Pledge Rate.

         "Interest Period" with respect to any Class A-1 Note or Note Portion shall mean the period of interest selected by the Holder of such Class A-1 Note or Note Portion in an Interest Rate Period Notice to be applicable to such Note or Note Portion as provided in SECTION 2.06(a) of the Trust Agreement, which in the case of a Class A-1 Note or Note Portion bearing interest at a LIBOR-based Interest Rate shall commence on the Eligible Determination Date applicable to such Class A-1 Note or Note Portion and end one, two, three or six months thereafter, as selected in such Interest Rate Period Notice; provided that (i) any interest period for a Class A-1 Note or Note Portion bearing interest at a LIBOR-based Interest Rate (a "LIBOR Interest Period") which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another Calendar Month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any LIBOR Interest Period which begins on the last Business Day of a Calendar Month (or on a day for which there is no numerically corresponding day in the Calendar Month at the end of such Interest Period) shall, subject to clause
(iii) below, end on the last Business Day of a Calendar Month; and (iii) any LIBOR Interest Period which would otherwise end after the Expiration Date for such Class A-1 Note or Note Portion shall end on such Expiration Date.

         "Interest Rate" from time to time with respect to a Class A-1 Note or Note Portion shall mean, the Interest Rate as indicated in SECTION 2.06(a) of the Trust Agreement as being applicable to the Interest Period then in effect for such Note or Note Portion.

         "Interest Rate Determination Date" with respect to any Note or Note Portion shall mean the last Business Day of each Interest Period applicable thereto, or, in the case of any Note or Note Portion as to which the applicable Interest Rate is to be converted from ABR to another Interest Rate, the proposed date of such conversion.

         "Interest Rate Period Notice" shall mean a written notice provided by the Holder of a Class A-1 Note to the Collateral Agent on or before an Eligible Determination Date for such Note or Note Portion specifying the Interest Period to be next applicable to such Note or Note Portion.

         "Inventory" means all inventory in all of its forms, including, but not limited to, (i) all goods held for sale or lease or to be furnished under contracts of service, purchase orders or otherwise or so leased, (ii) all raw materials, work in process, semi-finished or finished goods, and materials used or to be consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or to be consumed in the LTV Steel Group's business, (iii) goods in which the LTV Steel Group has an interest in mass or a joint or other interest or right of any kind, and (iv) goods which are returned to or repossessed by the LTV Steel Group or the Servicer and all additions and accessions thereto and replacements thereof.

         "Inventory Processing and Servicing Agreement" means that certain Inventory Processing and Servicing Agreement, dated as of February 26, 1998, between the Issuer, LTV Steel and the Collateral Agent, as amended from time to time.

         "Inventory Purchase Account" shall mean the account of such name created pursuant to SECTION 3.1 of the Inventory Processing and Servicing Agreement.

         "Inventory Purchase Date" shall have the meaning ascribed to such term in SECTION 2.1(b) of the Contribution and Sale Agreement.

         "Inventory Value" means with respect to any category of Purchased Inventory, a dollar amount equal to the lesser of (i) the cost of such category of Purchased Inventory and (ii) the Published Value for such category of Purchased Inventory; provided that if no such Published Value is available, the Published Value for such category of Purchased Inventory shall be deemed to be higher than the cost thereof.

         "Involuntary Insolvency Proceeding" means for any Person that an involuntary proceeding or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency, or similar law or seeking the dissolution or reorganization of such Person or the appointment of a receiver, trustee, custodian or liquidator for such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.

         "IRS" means the Internal Revenue Service.

         "Issuer" or "LTV Steel Products" or "Company" means LTV Steel Products, LLC, a limited liability company organized under the laws of the State of Delaware, and any successor in interest thereto.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Collateral Agent.

         "Issuing Lender" shall mean Chase, any Lender that is the issuer of an Assumed Letter of Credit or any other Lender that is acceptable to the Administrative Agent which has agreed to issue a Letter of Credit for the account of LTV Steel under the Note Purchase Agreement.

         "LC Administration Fee" shall have the meaning ascribed to such term in
SECTION 4.3(d) of the Note Purchase Agreement.

         "Leased Premises" means any premises on which Purchased Inventory is located, or to which it is in transit, in which the Servicer, the applicable Member or the Purchaser has a leasehold rather than a fee interest.

         "Lender" shall have the meaning ascribed to such term in the recitals to the Note Purchase Agreement.

         "Lender Register" shall have the meaning ascribed to such term in
SECTION 3.11 of the Note Purchase Agreement.

         "Letter of Credit" shall mean letters of credit deemed issued, issued or to be issued by Issuing Lenders for the account of LTV Steel pursuant to
SECTION 3.1 (which term shall include Standby Letters of Credit and Trade Letters of Credit) of the Note Purchase Agreement, including, without limitation, as of the Effective Date, the Assumed Letters of Credit set forth on
Schedule II to the Note Purchase Agreement.

         "Letter of Credit Exposure" shall mean, with respect to any Financing Party in its capacity as a Lender as of any date of determination (i) prior to the termination of the Commitment of such Financing Party, that Financing Party's Letter of Credit Limit and (ii) after termination of the Commitments, the sum of (a) in the event that Lender is an Issuing Lender, the aggregate amount of all drawings under Letters of Credit honored by that Lender and not theretofore reimbursed by LTV Steel or LTV Steel Products (in each case net of any participations purchased by other Lenders in the applicable Letters of Credit) PLUS (b) the aggregate amount of all participations purchased by that Lender in any drawings under Letters of

Credit honored by Issuing Lenders and not theretofore reimbursed by LTV Steel or LTV Steel Products.

         "Letter of Credit Fee" shall have the meaning ascribed to such term in
SECTION 4.3(a) of the Note Purchase Agreement.

         "Letter of Credit Issuance Date" shall mean any day on which a Letter of Credit is issued.

         "Letter of Credit Limit" with respect to each Financing Party at any time means an amount equal to 60% of the Commitment of such Financing Party at such time.

         "Letter of Credit Request" shall have the meaning ascribed to such term in SECTION 3.4 of the Note Purchase Agreement.

         "Letter of Credit Usage" shall mean, as at any date of determination, the sum of (i) the aggregate Stated Amounts of all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed.

         "LIBOR" shall mean with respect to the determination of an Interest Rate for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by Chase from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then "LIBOR" with respect to the Interest Rate for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean any lien, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other preferential arrangement of any other kind having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement; PROVIDED that contributions to or other amounts held in a Voluntary Employees' Beneficiary Association Trust which contributions shall be established pursuant to Appendix R of the Settlement Agreement dated June 1, 1994 by and among the United Steelworkers of America, LTV Steel and LTV Steel Tubular Products Company, as amended, supplemented or otherwise modified from time to time, or otherwise pursuant to SECTION 501(c)(9) of the Code shall not be considered Liens hereunder.

         "Liquidity Account" shall have the meaning ascribed to such term in
Section 8.02(a) of
the Trust Agreement.

         "Liquidity Shortfall Amount" shall have the meaning ascribed to such term in Section 8.02(b) of the Trust Agreement.

         "Liquidity Shortfall Notice" shall have the meaning ascribed to such term in Section 8.02(b) of the Trust Agreement.

         "Loss of Perfection Event" shall mean the occurrence and continuation of any event such that the Collateral Agent shall no longer have a perfected security interest in the manner contemplated by the Transaction Documents with respect to some or all of the Collateral with the result that the Note Collateral Value Requirement shall not be satisfied.

         "LSE" means L-S Electro-Galvanizing Company.

         "LSE II" means L-S II Electro-Galvanizing Company.

         "LTV" means The LTV Corporation, together with its successors.

         "LTV Mining" means LTV Steel Mining Company, together with its successors.

         "LTV Steel" means LTV Steel Company, Inc., a corporation organized under the laws of the State of New Jersey, together with its successors.

         "LTV Steel Group" means LTV Steel, Georgia Tubing and each additional Seller, if any.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Collateral Effect" shall mean (i) any event or action which causes a material adverse change in the value of Purchased Inventory, other than changes in market prices, or in the nature of the security interest held by the Collateral Agent in the Collateral or (ii) a material adverse effect on (x) the ability of the Servicer, the Purchaser or any Seller, as the case may be, to perform their respective obligations under the Transaction Documents or (y) the validity or enforceability of any of the Transaction Documents or the rights or remedies thereunder.

         "Member" means any one or more members of the LTV Steel Group.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a multiemployer plan as defined in SECTION 4001(a)(3) of ERISA and covered by Title IV thereof, and to which a Seller or any Commonly Controlled Entity contributes or was obligated to contribute in the immediately preceding five years.

        "Negotiable Documents of Title" means any "bill of lading", "warehouse receipt" or other "document of title" which is in "negotiable" form, as each such term is defined under the UCC of the applicable jurisdiction required to perfect a security interest in any Purchased Inventory represented by such documents and meeting all other requirements under the UCC to achieve such perfection under such applicable law (including, without limitation, containing all required endorsements and including a full set of documents when required.)

         "Note" means a Class A-1 Note.

         "Note Account" means the account of such name created pursuant to the Trust Agreement.

         "Note Collateral Shortfall" shall exist at any time that the Adjusted Collateral Value of all Eligible Inventory is less than the Note Collateral Value Requirement.

         "Note Collateral Value Requirement" means with respect to Class A-1 Notes, the requirement to maintain Eligible Inventory with an Adjusted Collateral Value as provided in SECTION 11.01 of the Trust Agreement.

         "Note Distribution Date" means (i) with respect to any Class A-1 Note or Note Portion with an Interest Rate based on ABR the first Business Day occurring after the end of each Interest Period applicable thereto or (ii) with respect to any Class A-1 Note or Note Portion with an Interest Rate based on LIBOR, the last Business Day of the Interest Period applicable thereto, or,
(iii) with respect to any Term Note, such date as shall be specified in the form of such Term Note; provided that after the occurrence of an Amortization Date with respect to any Note, the first Business Day of each calendar week and the first Business Day when the Collateral Agent has sufficient funds available to pay all amounts due and owing to the Noteholders, the Financing Parties and Independent Investors with respect to such Amortization Date shall be Note Distribution Dates with respect to such Notes.

         "Note Issuance Request" means a certificate substantially in the form of Exhibit G to the Trust Agreement.

         "Note Portion" means any portion of a Class A-1 Note equal to $100,000 in principal amount or any integral multiple of $100,000 in principal amount.

         "Note Purchase Agreement" means that certain Note Purchase and Letter of Credit Agreement dated as of February 26, 1998 among LTV Steel, the Placement Agent, the Administrative Agent, the Collateral Agent and the various financial institutions named as Financing Parties therein, as may be amended from time to time.

         "Note Purchase Agreement Default" means an event or condition which with the giving of notice, the passage of time or both would be a Note Purchase Agreement Event of Default.

         "Note Purchase Agreement Event of Default" shall have the meaning ascribed to such term in SECTION 9.1 of the Note Purchase Agreement.

         "Note Purchase Date" shall have the meaning ascribed to such term in
SECTION 2.1(b) of the Note Purchase Agreement.

         "Note Purchase Facility" shall mean the facility provided to LTV Steel by the Note Purchasers for the purchase of Class A-1 Notes under the Note Purchase Agreement.

         "Note Purchase Notice" shall have the meaning ascribed to such term in
SECTION 2.1(b) of the Note Purchase Agreement.

         "Note Purchase Price" shall have the meaning ascribed to such term in
SECTION 2.1(a)(v) of the Note Purchase Agreement.

         "Note Purchaser" shall have the meaning ascribed to such term in the recitals to the Note Purchase Agreement.

         "Note Register" and "Note Registrar" have the respective meanings specified in SECTION 2.03 of the Trust Agreement.

         "Note Repurchase Date" shall have the meaning ascribed to such term in
SECTION 2.2(b) of the Note Purchase Agreement.

         "Note Repurchase Notice" shall have the meaning ascribed to such term in SECTION 2.2(b) of the Note Purchase Agreement.

         "Note Repurchase Price" shall have the meaning ascribed to such term in
SECTION 2.2 of the Note Purchase Agreement.

         "Notice Address" with respect to each party listed below shall mean:

                  If to the Administrative Agent (solely with respect to notices and other communications related to the Collateral):

                           The Chase Manhattan Bank
                           Collateral Agent Services Group
                           270 Park Avenue
                           29th Floor
                           New York, New York 10017
                           Telephone:   (212) 270-7130

                           Fax:         (212) 270-6229
                           Attention:   Theresa Lubarski

                  If to the Collateral Agent or Administrative Agent:

                           The Chase Manhattan Bank
                           One Chase Plaza
                           New York, New York 10081
                           Telephone:   (212) 552-7253
                           Fax:         (212) 552-7490
                           Attention:   Laura Rebecca

                  With copy to:

                           The Chase Manhattan Bank
                           270 Park Avenue
                           New York, New York 10017
                           Telephone:   (212) 946-8607
                           Fax:         (212) 946-3638
                           Attention:   Louise O'Hanlon

                  and to:

                           The Chase Manhattan Bank
                           The Global Mining and Metals Group
                           270 Park Avenue
                           23rd Floor
                           New York, New York 10017
                           Telephone:   (212) 270-1373
                           Fax:         (212) 270-4724
                           Attention:   James H. Ramage

                  If to Georgia Tubing as Seller:

                           Georgia Tubing Corporation
                           c/o LTV Steel Company, Inc.
                           200 Public Square
                           Cleveland, Ohio 44114
                           Telephone:   (216) 622-4600
                           Fax:         (216) 622-1931
                           Attention:   John C. Skurek

                  If to the Issuer:

                           LTV Steel Products, LLC
                           200 Public Square
                           Cleveland, Ohio 44114
                           Telephone:   (216) 622-4600
                           Fax:         (216) 622-1931
                           Attention:   John C. Skurek

                  If to LTV Steel as Seller or Servicer:

                           LTV Steel Company, Inc.
                           200 Public Square
                           Cleveland, Ohio 44114
                           Telephone:   (216) 622-4600
                           Fax:         (216) 622-1931
                           Attention:   John C. Skurek

                  If to Chase as Financing Party:

                           The Chase Manhattan Bank
                           The Global Mining and Metals Group
                           270 Park Avenue
                           23rd Floor
                           New York, New York 10017
                           Telephone:   (212) 270-1373
                           Fax:         (212) 270-4724
                           Attention:   James H. Ramage


                  If to the Placement Agent:

                           Chase Securities Inc.
                           c/o The Chase Manhattan Bank
                           The Global Mining and Metals Group
                           270 Park Avenue
                           23rd Floor
                           New York, New York 10017
                           Telephone:   (212) 270-7665
                           Fax:         (212) 270-0874
                           Attention:   Rohan Paul


                  If to Fitch:

                           Fitch IBCA, Inc.
                           One State Street Plaza
                           New York, New York 10004
                           Telephone:   (212) 908-0570
                           Fax:         (212) 514-9879
                           Attention:   Donald H. Powell

               If to any other Financing Party, its address as specified in the Note Register or in each case, any other address hereafter designated in writing by any such party by notice to the other parties at its Notice Address for purposes of the Transaction Documents.

         "Notice of Default" has the meaning specified in SECTION 5.01 of the Trust Agreement.

         "Obligations" shall mean all reimbursement obligations or indemnities of LTV Steel on account of Letters of Credit, all obligations owed by such Person for commissions, fees, expenses, indemnifications, principal or interest (including interest and other claims accruing on or after the occurrence of an Insolvency Proceeding, relating to such Person, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other obligations and liabilities of every nature of LTV Steel from time to time owed to the Placement Agent, the Administrative Agent and the Financing Parties (or any of them), whether direct or indirect, absolute or contingent (and shall in any event include the Stated Amounts of all Letters of Credit Outstanding), due or to become due, or now existing or thereafter incurred, whether on account of reimbursement obligations, commissions, principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees and disbursements of counsel) or otherwise which arise under any Transaction Document.

         "Obligor" means any Person obligated to make payments in respect of a Receivable.

         "Officer's Certificate" means, with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of SECTION 12.01 of the Trust Agreement, and delivered to, the Collateral Agent, or, with respect to any other Person, a certificate executed on behalf of such Person by its chairman of the board, its president, one of its vice presidents, its chief financial officer, its treasurer or its controller.

         "Off-site Inventory" means any Purchased Inventory located on Leased Premises, held by a Third-Party Warehouseman, on the premises of an Outside Processor or for any other reason held at any location not owned by the Servicer, the applicable Member or Purchaser.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Issuer and who shall be satisfactory to the Collateral Agent and which shall comply with any applicable requirements of SECTION 12.01 of the Trust Agreement, and shall be in form and substance satisfactory to the Collateral Agent.

         "Organizational Documents" shall mean, as to any Person, the certificate or articles of incorporation and by-laws, articles of limited partnership, partnership agreement or other organizational or governing documents of such Person.

         "Other Taxes" shall have the meaning specified in SECTION 4.7(ii) of the Note Purchase Agreement.

         "Outside Processor" means any Person, other than the Servicer or its Affiliates, which provides processing services with respect to raw materials or other Purchased Inventory owned by LTV Steel Products.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Trust Agreement except:

         (i) Notes theretofore canceled by the Collateral Agent or delivered to the Collateral Agent for cancellation;

         (ii) Notes or portions thereof for the payment of which money in the necessary amount has been theretofore deposited with the Collateral Agent in trust for the Holders of such Notes (PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Trust Agreement or provision for such notice, satisfactory to the Collateral Agent, has been made); and

         (iii) Notes as to which other Notes have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Collateral Agent is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver under the Trust Agreement or under any other Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, LTV, LTV Steel or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Collateral Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Collateral Agent knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding and subject to vote by the pledgee if such pledgee establishes to the satisfaction of the Collateral Agent the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, LTV, LTV Steel or any of their respective Affiliates. In addition, Notes owned by the Issuer, any obligor upon the Notes, LTV, LTV Steel or any of their respective Affiliates and Notes pledged will be regarded as Outstanding for the purposes of SECTION 11.01 of the Trust Agreement.

         "Outstanding Amount" means the aggregate principal amount of all Notes of one Class or of all Classes, as the case may be, Outstanding at the date of determination.

         "Payment Office" means 270 Park Avenue, New York, New York 10017 or any other office within the continental United States designated by the Administrative Agent to LTV Steel from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA and any Person succeeding to the functions thereof.

         "PBGC Agreement To Be Jointly and Severally Liable" shall mean that certain Agreement to be Jointly and Severally Liable, dated as of February 26, 1998, whereby LTV Steel Products agrees with LTV and the PBGC to be jointly and severally liable under the PBGC Settlement Agreement.

         "PBGC Guaranty" shall mean that certain Guarantee Agreement, dated as of August 2, 1995 by each of the members of the LTV Controlled Group which are parties thereto, to and for the benefit of the PBGC, as the same may be supplemented from time to time.

         "PBGC Note" shall mean that certain promissory note, dated June 30, 1995, made by LTV Steel to the PBGC as amended, modified or supplemented from time to time, and any additional notes issued from time to time pursuant to the terms of such promissory note and the PBGC Settlement Agreement.

         "PBGC Settlement Agreement" shall mean that certain Settlement Agreement, dated as of June 28, 1993, by and among the PBGC, LTV and the ERISA Affiliates of LTV named therein, as amended, supplemented or otherwise modified from time to time.

         "Permitted Cash Add-backs" shall mean with respect to any period of determination the aggregate principal amount of voluntary payments made by or on behalf of Sales Finance or any of its Affiliates to reduce the aggregate principal amount of loans outstanding under the Receivables Facility during such period.

         "Permitted Liens" shall mean the following types of Liens:

                  (i) Liens for taxes, assessments or charges of any governmental authority for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) statutory and contractual liens of landlords, carriers, processors, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii) zoning laws and ordinances, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances (whether or not arising by operation of law) not interfering in any material respect with the ordinary conduct of the business of LTV Steel Products, the Servicer or the Members;

                  (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                  (v) Liens arising pursuant to purchase money Liens securing Indebtedness representing the purchase price or financing of the purchase price within 180 days after the respective purchase of Inventory purchased or otherwise acquired by any Seller; provided that
         (x) any such Liens attach only to the Inventory so purchased or acquired and (y) the Indebtedness secured by any such Liens does not exceed the purchase price of the Inventory being purchased or acquired; and

                  (vi) Liens against the Collateral filed by the IRS or PBGC which, individually or in the aggregate, do not result in a Note Purchase Agreement Event of Default pursuant to Section 9.1(f) of the Note Purchase Agreement.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Placement Agent" means CSI in its capacity as Placement Agent under the Note Purchase Agreement, and its successors in such capacity.

         "Plan" means at a particular time, any employee benefit plan which is covered by ERISA, other than a Multiemployer Plan, and in respect of which a Seller, the Purchaser or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Rate" shall mean a rate of interest applicable to Class A-1 Notes equal to ABR plus 2% per annum.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and for the purpose of this definition, any Note authenticated and delivered under SECTION 2.04 of the Trust Agreement in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Presque Isle" means Presque Isle Corporation.

         "Price and Fees Agreement" shall have the meaning ascribed to such term in Section 2.2 of the Contribution and Sale Agreement.

         "Prime Rate" means a variable rate of interest established from time to time by Chase as its base lending rate for commercial loans in U.S. dollars to domestic corporate borrowers (it being understood that such rate does not necessarily represent the lowest or best rate actually charged to any customer and that Chase may make commercial loans or other loans at rates of interest at, above or below such rate). A change in the Prime Rate shall become effective as of the day on which such change is established by Chase.

         "Pro Rata Portion" with respect to a Financing Party (whether in its capacity as Note Purchaser or Lender) under the Note Purchase Agreement as of any date of determination means a fraction being the result of dividing (i) the Commitment of such Financing Party by (ii) the Aggregate Commitment Amount.

         "Proceeding" shall have the meaning specified in SECTION 7.1(v) of the Note Purchase Agreement.

         "Published Value" means the current price of Purchased Inventory, as published by a recognized, third party source, which except as noted otherwise in the Transaction Documents is Preston Publishing or, if Preston Publishing is not available, is approved in writing by LTV Steel, the Collateral Agent and the Required Financing Parties.

         "Purchase Price" shall have the meaning set forth in SECTION 2.2 of the Contribution and Sale Agreement.

         "Purchase Suspension Event" shall mean the occurrence of a suspension of purchases of Inventory because of the failure to satisfy the condition of
Section 3.5 of the Contribution and Sale Agreement which has not been cured within ten consecutive Business Days from the date on which such suspension commenced.

         "Purchase Termination Event" shall have the meaning ascribed such term in SECTION 7.1 of the Contribution and Sale Agreement.

         "Purchased Inventory" means any Inventory sold to the Purchaser by the Sellers pursuant to, and in accordance with the terms of the Contribution and Sale Agreement and includes any such Inventory subsequently processed into goods for sale to customers.

         "Purchaser" means LTV Steel Products, LLC, as the Purchaser under the Contribution and Sales Agreement.

         "Rating Agency" means Fitch IBCA, Inc.

         "Rating Agency Condition" means, with respect to any action, that the Rating Agency shall have been given ten days (or such shorter period as is acceptable to the Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Collateral Agent, the Servicer and the Issuer in writing that such action will not result in a qualification, reduction or withdrawal of its then-current rating of the Class A-1 Notes.

         "Raw Materials" means any raw materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of other inventory including, without limitation, iron-bearing coarse or pelletized ore and sinter, coke, coal and other alloys and fluxes, but excluding steel scrap and iron scrap (it being understood that steel scrap and iron scrap shall be included in Purchased Inventory not constituting raw materials).

         "Receivable" means all indebtedness of a Person (other than Sales Finance, LTV Steel Products or any Member), whether constituting an account, chattel paper or a general intangible, arising from the sale of Purchased Inventory by or for the account of LTV Steel Products, including all interest or finance charges and other obligations of such Person with respect thereto.

         "Receivables Default Event" means (i), (ii) or (iii) below shall be in existence:

                  (i) the voluntary termination of the Receivables Facility (including any Replacement Receivables Facility) unless either (A) or (B) below shall exist:

                                    (A)(1)  LTV and its Subsidiaries shall at
                                            the date of such termination have an
                                            aggregate value in cash, marketable
                                            securities and Class A-1 Notes not
                                            then pledged to Lenders or held by
                                            Note Purchasers equal to or in
                                            excess of two times the then
                                            outstanding amount of Receivables
                                            subject to the Receivables Facility;
                                            and

                                    (2)     less than $100 million aggregate
                                            principal amount of Indebtedness to
                                            the lenders under the Receivables
                                            Facility shall be outstanding; or

                                    (B)     a Replacement Receivables Facility
                                            is provided and in effect prior to
                                            the date of such termination;

                  (ii) the Applicable Receivables Advance Rate is less than 50%; or

                  (iii)    an involuntary termination of the Receivables
                           Facility.

         "Receivables Facility" means the facility established pursuant to the Receivables Facility Documents or any Replacement Receivables Facility.

         "Receivables Facility Documents" means the Revolving Credit Agreement and the Receivables Sale Agreement, as the same may be amended, restated, supplemented, modified, renewed, replaced or refinanced from time to time, and any other instruments, agreements and documents executed pursuant thereto.

         "Receivables Facility Liens" shall mean Liens on receivables (including Receivables) and Liens on other assets of the type required under the Receivables Facility on the Effective Date with such changes therefrom as the Issuer and the Required Financing Parties may from time to time approve in writing.

         "Receivables Intercreditor Agreement" shall mean an agreement acceptable to LTV Steel Products, the Placement Agent, the Administrative Agent, the Collateral Agent and Sales Finance establishing the rights and priorities of claims between LTV Steel Products and Sales Finance with respect to Receivables.

         "Receivables Sale Agreement" means that certain Receivables Purchase and Sale Agreement, dated as of October 12, 1994 among LTV, the Sellers named therein, the Servicer and LTV Sales Finance Company, as amended from time to time.

         "Record Date" means, with respect to a Note Distribution Date or Redemption Date, such Note Distribution Date or Redemption Date unless a different Record Date has been established by the Collateral Agent as provided by the Trust Agreement.

         "Redemption Date" shall mean each date on which a Note is scheduled for redemption.

         "Redemption Notice" shall mean a notice from the Issuer to the Collateral Agent requesting the redemption of Class A-1 Notes as provided in
SECTION 10.03 of the Trust Agreement.

         "Redemption Premium" with respect to a Class A-1 Note shall mean the amount, if any, in excess of the principal amount thereof and accrued interest thereon stated in the form thereof as being payable upon redemption thereof prior to its stated maturity.

         "Reduced Rate" shall have the meaning set forth in SECTION 4.7(vi) of the Note Purchase Agreement.

         "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

         "Reimbursement Payments" shall mean all amounts received by the Agent in reimbursement of drawings and related fees under a Letter of Credit, including amounts realized on or in disposition of the Class A-1 Notes securing such reimbursement obligations.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials).

         "Remaining Commitment Obligation", shall mean with respect to any Financing Party as of a date of determination, its Commitment reduced by the sum of (i) the aggregate principal amount of Class A-1 Notes then held by such Financing Party as a Note Purchaser, and (ii) its Pro Rata Portion of the aggregate Letter of Credit Usage at such time.

         "Replacement Receivables Facility" means either

                  (i) a receivables facility for the purchase or other financing of Receivables that:

                           (A) has a term of at least one year from the date it is effective;

                           (B) is in an amount materially equivalent to the then-existing Receivables Facility;

                           (C) has an Applicable Receivables Advance Rate (determined on a pro forma basis) in excess of 50%; and

                           (D) is rated at least "A" by S&P or another nationally recognized rating agency; or

                  (ii) any other facility for the purchase or other financing of Receivables approved by the Required Financing Parties for such purpose.

         Required Financing Parties" shall mean, at any time, Financing Parties with an aggregate of Commitments in excess of 50% of the Aggregate Commitment Amount.

         "Required Liquidity Amount" shall mean as of any date of determination an amount equal to $5,000,000.

         "Requirements of Law" shall mean, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, with respect to the Collateral Agent, any officer within the Corporate Trust Office (or any successor group of the Collateral Agent), including any Vice President, assistant secretary or other officer or assistant officer of the Collateral Agent customarily performing functions similar to those performed by the people who at such time shall be officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office of the Collateral Agent because of his knowledge of and familiarity with the particular subject.

         "Revolving Credit Agreement" means the Revolving Credit Agreement dated as of October 12, 1994 among LTV Sales Finance Company, the financial institutions party thereto, the issuing banks and the facility agent and collateral agent (all as identified in the Accession Agreement dated as of October 12, 1994), as amended from time to time.

         "S&P" means Standard & Poor's and its successors.

         "Sale Documents" shall have the meaning ascribed to such term in
SECTION 5.8(d) of the Contribution and Sale Agreement.

         "Sales and Valuation Report" shall mean a report (and all supporting documentation delivered therewith) substantially in the form of Exhibit A-1, A-2 or A-3 to the Contribution and Sale Agreement, as applicable.

         "Sales and Valuation Date" shall mean each date on which a Sales and Valuation Report is required to be delivered to the Company, the Agents and the Collateral Agent which shall be the 15th Business Day of each Calendar Month unless (a) the Facility Utilization exceeds 90% or (b) the Facility Utilization exceeds 95% in which event, at the request of the Collateral Agent, in the case of (a) above the Sales and Valuation Date shall be the first Business Day of each week and in the case of (b) above each Business Day shall be a Sales and Valuation Date.

         "Sales Finance" shall mean LTV Sales Finance Company as purchaser of Receivables under the Receivables Sale Agreement, together with its successors.

         "SEC" means the Securities and Exchange Commission.

         "Section 4.7 Party" shall have the meaning ascribed to such term in
SECTION 4.7 of the Note Purchase Agreement.

         "Secured Parties" means the Holders of the Class A-1 Notes, the Financing Parties, the Collateral Agent, the Placement Agent and the Administrative Agent.

         "Security Documents" means the Trust Agreement, the Collateral Access Agreements and all other contracts, instruments and other documents at the Effective Date or thereafter executed and delivered in connection with the Trust Agreement, pursuant to which liens and security interests are granted to the Collateral Agent in the Collateral for the benefit of the Holders of the Notes.

         "Sellers" means LTV Steel and Georgia Tubing, in their capacity as Sellers under the Contribution and Sale Agreement, and any successors and assigns, and any additional Sellers added pursuant to Section 3.4 of the Contribution and Sale Agreement.

         "Servicer" means LTV Steel in its capacity as Servicer under the Inventory Processing and Servicing Agreement, and any Successor Servicer thereunder.

         "Servicer Accounts" shall have the meaning specified in SECTION 3.1(a) of the Inventory Processing and Servicing Agreement.

         "Servicer Default" shall mean an event or condition which with the giving of notice, lapse of time or both would constitute a Servicer Termination Event.

         "Servicer Termination Event" shall have the meaning ascribed thereto in
Section 9.1 of the Inventory Processing and Servicing Agreement.

         "Servicing Fee" shall have the meaning ascribed to such term in SECTION
6.1 of the Inventory Processing and Servicing Agreement.

         "Significant Seller" shall mean, from time to time, any Seller which has sold 10% or more of the aggregate Inventory Value of Purchased Inventory as reflected in any Sales and Valuation Report dated any date in the prior 12 months from the date of determination.

         "Standby Letter of Credit" means the Letters of Credit issued on a standby basis in support of the obligations of LTV Steel and LTV Mining under the TBT Lease Agreements or in support of obligations of LTV Steel, or any of its Affiliates incurred in the ordinary course of business with respect to worker compensation, surety and appeal bonds and other statutory or commercial obligations.

         "State" means any one of the 50 states of the United States, or the District of Columbia or any of its territories.

         "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

         "Steel Mining" means LTV Steel Mining Company, a limited partnership organized under the laws of the State of Minnesota.

         "Steel Products" means flat rolled steel slabs, steel bands, hot rolled sheet and strip steel, cold rolled sheet and strip steel, electroplate, electro-galvanized steel, hot dip galvanized steel, steel scrap, iron scrap and hot dip galvanneal.

         "Subordinated Notes" means any Indebtedness of LTV Steel Products issued in connection with the acquisition of Purchased Inventory, other than the Class A-1 Notes.

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Successor Servicer" shall have the meaning specified in SECTION 9.3 of the Inventory Processing and Servicing Agreement.

         "Taxes" shall have the meaning specified in SECTION 4.7(i) of the Note Purchase Agreement.

         "Tax Transferee" shall have the meaning specified in SECTION 4.7(i) of the Note Purchase Agreement.

         "TBT Lease Agreements" mean the agreements listed on Schedule III to the Note Purchase Agreement, as each such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted by the Note Purchase Agreement.

         "TBT Letters of Credit" shall have the meaning ascribed to such term in
SECTION 3.1(b) of the Note Purchase Agreement.

         "Term Interest Period" shall mean an Interest Period applicable to a Class A-1 Note from the date of establishment thereof until such Note has been paid in full whether at stated maturity or earlier redemption thereof.

         "Term Note" shall mean any Class A-1 Note bearing interest at a Term Rate.

         "Term Rate" shall mean the interest rate established by the Issuer to be applicable to a Class A-1 Note for a Term Interest Period and may be fixed or floating.

         "Termination Date" means the date on which the Collateral Agent shall have received payment and performance of all amounts and obligations which the Issuer may owe to or on behalf of the Collateral Agent for the benefit of the Financing Parties under the Trust Agreement or the Notes.

         "Third-Party Warehouseman" means any premises where Purchased Inventory is located, which premises is neither owned nor leased by the Servicer, the applicable Member or the Purchaser.

         "Tin Products" means tin bands (black plate) and finished tin products including, without limitation, cold reduced tin mill black plate specified in cut sizes or coils, coated with tin by electro-deposition.

         "Trade Letters of Credit" means any Letter of Credit or similar instrument issued for the account of any Member for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by any such Member in the ordinary course of business of such Member.

         "Transaction Documents" means the Trust Agreement, the Contribution and Sale Agreement, the Inventory Processing and Servicing Agreement, the Note Purchase Agreement, the Guaranty and all other agreements and documents executed in connection with the transactions contemplated thereby.

         "Trust Accounts" shall mean the Cash Received Account, the Inventory Purchase Account, the Liquidity Account and the Note Account.

         "Trust Agreement" means the Trust Agreement dated as of February 26, 1998 between the Issuer and the Collateral Agent, as amended or supplemented from time to time.

         "Trust Agreement Default" shall mean any event or condition which with the giving of notice, lapse of time or both would constitute a Trust Agreement Event of Default.

         "Trust Agreement Event of Default" shall have the meaning specified in
SECTION 5.01 of the Trust Agreement.

         "Tubular Products" means steel pipe and tubular products, electric welded pipe and finished tubular products including, without limitation, tubing and conduit.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         "United States" means the United States of America.

         "Unmatured Involuntary Insolvency Proceeding" shall mean an Involuntary Insolvency Proceeding without regard to the sixty (60) day release, vacation or bonding provision contained in the definition thereof.

         "Unused Line Fee" shall have the meaning ascribed to such term in
SECTION 4.4 of the Note Purchase Agreement.

         "Unused Line Fee Rate" means the following dependent upon the then Effective Rating of the Class A-1 Notes:

                  Class A-1 Note Rating                Unused Line Fee Rate (Per Annum)
                  ---------------------                --------------------------------

                  "BBB+" or better                              0.25%
                  "BBB"                                         0.25%
                  "BBB-" or lesser                              0.50%

         "Utilized Portion Rate" means the following dependent upon the then Effective Rating of the Class A-1 Notes:

                  Class A-1 Note Rating                Utilized Portion Rate (Per Annum)
                  ---------------------                ---------------------------------

                  "BBB+" or better                              0.75%
                  "BBB"                                         1.00%
                  "BBB-" or lesser                              1.50%



         "Voluntary Insolvency Proceeding" means for any Person that either: (a) an order for relief under Title 11 of the United States Code shall be entered in a case in which such Person is a debtor, or such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (b) corporate, partnership, company or other similar action shall be taken by such Person for the purpose of effectuating any of the foregoing.